UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Schedule 14a of the Securities

Exchange Act Of 1934

Filed by the Registrant ☑

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐Preliminary Proxy Statement

☐Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☑Definitive Proxy Statement

☐Definitive Additional Materials

☐Soliciting Material Pursuant to §240.14a‑12

Pain Therapeutics, Inc. (Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Pain Therapeutics, Inc.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

May 4, 2017

To the Stockholders:

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Pain Therapeutics, Inc. (“we” or the “Company”), a Delaware corporation, will be held on Thursday, May 4, 2017 at 10:00 a.m., local time, at the Company’s offices located at 7801 N Capital of Texas Highway, Suite 260, Austin, Texas, 78731 for the following purposes:

1.	To elect Robert Z. Gussin, Ph.D. and Saira Ramasastry as Class II Directors to serve for three-year terms and until their successors are duly elected and qualified (Proposal One);
2.

To approve the amendment to the Company’s Restated Certificate of Incorporation to effect, at the discretion of the Company’s Board of Directors, up to a ten-to-one reverse stock split of the outstanding shares of our common stock (Proposal Two);

3.

To approve the 2017 Omnibus Incentive Plan, including for purposes of Section 162(m)(4)(C) of the Internal Revenue Code of 1986, as amended, and the reservation of a total of 7,000,000 shares of our common stock for issuance thereunder (Proposal Three);

4.	To ratify the selection of Ernst & Young LLP as the independent registered public accounting firm for the Company for the fiscal year ending December 31, 2017 (Proposal Four);
5.	To approve, by a non-binding advisory vote, the 2016 executive compensation for the Company’s executive officers (Proposal Five); and
6.	To transact such other business as may properly be brought before the meeting and any adjournment(s) thereof.

The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.  Only stockholders of record at the close of business on March 10, 2017 are entitled to notice of and to vote at the meeting.

Sincerely,

/s/ Remi Barbier

Remi Barbier

President, Chief Executive Officer, Chairman of the Board of Directors and Corporate Secretary

Austin, Texas

March 10, 2017

YOUR VOTE IS IMPORTANT

THIS PROXY STATEMENT IS FURNISHED IN CONNECTION WITH THE SOLICITATION OF PROXIES BY THE COMPANY, ON BEHALF OF THE BOARD OF DIRECTORS, FOR THE 2017 ANNUAL MEETING OF STOCKHOLDERS. THE PROXY STATEMENT AND THE RELATED PROXY FORM ARE BEING DISTRIBUTED ON OR ABOUT MARCH 23, 2017.  YOU CAN VOTE YOUR SHARES USING ONE OF THE FOLLOWING METHODS:

•	COMPLETE AND RETURN A WRITTEN PROXY CARD
•	BY INTERNET OR TELEPHONE
•	ATTEND THE COMPANY’S 2017 ANNUAL MEETING OF STOCKHOLDERS AND VOTE

ALL STOCKHOLDERS ARE CORDIALLY INVITED TO ATTEND THE MEETING.  HOWEVER, TO ENSURE YOUR REPRESENTATION AT THE MEETING, YOU ARE URGED TO MARK, SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD AS PROMPTLY AS POSSIBLE IN THE POSTAGE-PREPAID ENVELOPE ENCLOSED FOR THAT PURPOSE OR VOTE YOUR SHARES BY INTERNET OR TELEPHONE.   ANY STOCKHOLDER ATTENDING THE MEETING MAY VOTE IN PERSON EVEN IF HE OR SHE HAS RETURNED A PROXY CARD OR VOTED BY INTERNET OR TELEPHONE.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY

MATERIALS FOR THE STOCKHOLDER MEETING TO BE HELD ON MAY 4, 2017:

The Company’s Proxy Statement, form of proxy card and Annual Report on Form 10-K are available at: http://investor.paintrials.com/annual-proxy.cfm.

Pain Therapeutics, Inc.

7801 N Capital of Texas Highway, Suite 260, Austin, Texas, 78731

________________

PROXY STATEMENT

________________

INFORMATION CONCERNING SOLICITATION AND VOTING

General

The enclosed Proxy is solicited on behalf of the Board of Directors of Pain Therapeutics, Inc. (which we may refer to as the “Company” in this Proxy Statement) for use at the Annual Meeting of Stockholders to be held at the Company’s offices located at 7801 N Capital of Texas Highway, Suite 260, Austin, Texas, 78731, Thursday, May 4, 2017, at 10:00 a.m., local time, and at any adjournment(s) thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting of Stockholders. The Company’s principal executive offices are located at the address listed at the top of the page and the telephone number is (512) 501-2444.

The Company’s Annual Report on Form 10-K, containing financial statements for the fiscal year ended December 31, 2016, are being mailed together with these proxy solicitation materials to all stockholders entitled to vote. This Proxy Statement, the accompanying Proxy and the Company’s Annual Report on Form 10-K will first be mailed on or about March 23, 2017 to all stockholders entitled to vote at the meeting.

THE COMPANY SHALL PROVIDE WITHOUT CHARGE TO ANY STOCKHOLDER SOLICITED BY THESE PROXY SOLICITATION MATERIALS A COPY OF THE COMPANY’S ANNUAL REPORT ON FORM 10-K, TOGETHER WITH THE FINANCIAL STATEMENTS REQUIRED TO BE FILED WITH THE ANNUAL REPORT ON FORM 10-K, UPON REQUEST OF A STOCKHOLDER MADE IN WRITING TO PAIN THERAPEUTICS, INC., 7801 N CAPITAL OF TEXAS HIGHWAY, SUITE 260, AUSTIN, TEXAS, 78731, ATTENTION:  INVESTOR RELATIONS.

Record Date and Share Ownership

Stockholders of record at the close of business on March 10, 2017 (which we will refer to as the “Record Date” throughout this Proxy Statement) are entitled to notice of and to vote at the meeting and at any adjournment(s) thereof. The Company has one series of common shares issued and outstanding, designated as Common Stock, $0.001 par value per share (the “Common Stock”), and one series of undesignated Preferred Stock, $0.001 par value per share (the “Preferred Stock”).  As of the Record Date, 120,000,000 shares of Common Stock were authorized and 46,141,935 shares of Common Stock were issued and outstanding and 10,000,000 shares of Preferred Stock were authorized and none were issued or outstanding.

Revocability of Proxies

Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use by delivering to the Company at its principal offices (Attention: Investor Relations) a written notice of revocation or a duly executed proxy bearing a later date or attending the meeting and voting in person.

Voting

There are differing vote requirements for the approval of the various proposals, as follows:

•	Proposal One: The directors will be elected by a plurality vote of the shares of Common Stock. See Proposal One – Election of Two Class II Directors – Vote Required.
•

Proposal Two and Three:  The affirmative vote of a majority of outstanding Common Stock is required to approve (i) the amendment to the Company’s Restated Certificate of Incorporation, as amended, by way of an Amended and Restated Certificate of Incorporation, and (ii) the 2017 Omnibus Incentive Plan. Abstentions and broker non-votes will be treated as votes against these proposals.

•

Proposals Four and Five: The ratification of the selection of Ernst & Young LLP as the independent registered public accounting firm to the Company and the non-binding advisory vote on executive compensation will be approved if the votes cast for the proposal exceed those cast against the proposal.  Abstentions will not be counted either for or against these proposals.

Solicitation of Proxies

The Company will bear the entire cost of solicitation of proxies, including preparation, assembly, printing and mailing of this proxy statement, the proxy and any additional information furnished to stockholders.  Copies of solicitation materials will be furnished to banks, brokerage houses, fiduciaries and custodians holding in their names shares of the Company’s Common Stock beneficially owned by others to forward to such beneficial owners.  The Company may reimburse persons representing beneficial owners of Common Stock for their costs of forwarding solicitation materials to such beneficial owners. Proxies may also be solicited by certain of the Company’s directors, officers and regular employees, without additional compensation, personally or by telephone or facsimile.

Quorum; Abstentions; Broker Non-Votes

Votes cast by proxy or in person at the Annual Meeting (“Votes Cast”) will be tabulated by the Inspector of Elections (the “Inspector”).  The Inspector will also determine whether or not a quorum is present. Except in certain specific circumstances, the affirmative vote of a majority of shares present in person or represented by proxy at a duly held meeting at which a quorum is present is required under Delaware law for approval of proposals presented to stockholders.  In general, Delaware law provides that a quorum consists of a majority of shares entitled to vote and present or represented by proxy at the meeting.

The Inspector will treat shares that are voted WITHHELD or ABSTAIN as being present and entitled to vote for purposes of determining the presence of a quorum but will not be treated as votes in favor of approving any matter submitted to the stockholders for a vote.  When proxies are properly dated, executed and returned, the shares represented by such proxies will be voted at the Annual Meeting in accordance with the instructions of the stockholder. If no specific instructions are given, the shares will be voted:

•	for the election of the nominees for director set forth herein;
•

for the approval of the amendment to the Company’s Restated Certificate of Incorporation to effect, at the discretion of the Company’s Board of Directors, a ten-to-one reverse stock split of the outstanding shares of Common Stock;

•	for the ratification of the selection of Ernst & Young LLP as the independent registered public accounting firm to the Company for the fiscal year ending December 31, 2017;
•	to approve, by a non-binding advisory vote, the 2016 executive compensation for the Company’s executive officers; and
•	upon such other business as may properly come before the Annual Meeting or any adjournment thereof, but will not be voted in the election of directors other than as provided above.

If a broker indicates on the enclosed proxy or its substitute that such broker does not have discretionary authority as to certain shares to vote on a particular matter (“broker non-votes”), those shares will be considered as present with respect to establishing a quorum for the transaction of business.  The Company believes that the tabulation procedures to be followed by the Inspector are consistent with the general statutory requirements in Delaware concerning voting of shares and determination of a quorum.

Broker non-votes with respect to proposals set forth in this Proxy Statement will not be considered “Votes Cast” and, accordingly, will not affect the determination as to whether the requisite majority of Votes Cast has been obtained with respect to a particular matter.

Deadline for Receipt of Stockholder Proposals

Stockholders are entitled to present proposals for action at a forthcoming meeting if they comply with the requirements of the Company’s bylaws and the rules established by the Securities and Exchange Commission (the “SEC”), under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).  Under these requirements, proposals of stockholders of the Company that are intended to be presented by such stockholders at the Company’s 2018 Annual Meeting of Stockholders must be received by the Company no later than December 9, 2017. A copy of the relevant bylaw provisions related to stockholder proposals is available upon written request to: 7801 N Capital of Texas Highway, Suite 260, Austin, Texas, 78731, Attention: Investor Relations.

How to Obtain Directions to Location of Annual Meeting of Stockholders

Our Annual Meeting of Stockholders is being held at the time and place set forth above under the heading “General”. For directions to the Annual Meeting, contact the Company at (512) 501-2444.

Internet Availability of Proxy Materials

This Proxy Statement, the form of proxy card and the Annual Report on Form 10-K are available at: http://investor.paintrials.com/annual-proxy.cfm.

PROPOSAL ONE

ELECTION OF TWO CLASS II DIRECTORS

Nominees

The Company’s Board of Directors has seven authorized directors and currently consists of seven members. The Company has a classified Board of Directors, which is divided into three classes of directors whose terms expire at different times. The three classes are currently comprised of the following directors:

•	Class I consists of Nadav Friedmann, Ph.D., M.D. and Michael J. O’Donnell, who will serve until the 2019 Annual Meeting of Stockholders;
•	Class II consists of Robert Z. Gussin, Ph.D. and Saira Ramasastry, who will serve until the 2017 Annual Meeting of Stockholders and who stand for re-election as Class II directors at such meeting; and
•	Class III consists of Remi Barbier, Sanford R. Robertson and Patrick J. Scannon, M.D., Ph.D., who will serve until the 2018 Annual Meeting of Stockholders.

At each Annual Meeting of Stockholders, the successors to directors whose terms will then expire will be elected to serve from the time of election and qualification until the third annual meeting following election and until their successors have been duly elected and qualified.

Unless otherwise instructed, the proxy holders will vote the proxies received by them for the Company’s nominees named below, who are currently directors of the Company. The nominees have consented to be named as such in the proxy statement and to continue to serve as directors if elected. If a nominee becomes unable or declines to serve as a director or if additional persons are nominated at the meeting, the proxy holders intend to vote all proxies received by them in such a manner as will assure the election of the nominees listed below if possible (or, if new nominees have been designated by the Company’s Board of Directors, in such a manner as to elect such nominees), and the specific nominees to be voted for will be determined by the proxy holders.

The nominees for Class II Director are Robert Z. Gussin, Ph.D. and Saira Ramasastry.  Biographical information for the nominees can be found below in the section entitled “Directors and Executive Officers.”

The Company is not aware of any reason that the nominees will be unable or will decline to serve as director. The term of office of an individual elected as director will continue until the Company’s Annual Meeting of Stockholders held in 2020 or until a successor has been elected and qualified. Other than the relationships noted in the section “Legal Services,” there are no arrangements or understandings between any director or executive officer and any other person pursuant to which he is or was to be selected as a director or officer of the Company.

Vote Required

The director will be elected by a plurality vote of the shares of Common Stock present or represented and entitled to vote on this matter at the meeting. Accordingly, the candidate receiving the highest number of affirmative votes of shares represented and voting on this proposal at the meeting will be elected as director of the Company. Votes withheld from a nominee and broker non-votes will be counted for purposes of determining the presence or absence of a quorum but, because directors are elected by a plurality vote, will have no impact once a quorum is present. See “Quorum; Abstentions; Broker Non-Votes.”

THE CLASS I AND III DIRECTORS RECOMMEND THAT

STOCKHOLDERS VOTE FOR THE CLASS II NOMINEES LISTED ABOVE.

PROPOSAL TWO

APPROVAL OF AMENDMENT OF RESTATED CERTIFICATE OF INCORPORATION

TO EFFECT REVERSE STOCK SPLIT

Our Board of Directors has unanimously adopted a resolution declaring advisable, and recommending to our stockholders for their approval, an amendment to Article Four of our Restated Certificate of Incorporation authorizing up to a ten-to-one reverse stock split of the outstanding shares of our Common Stock (the “Reverse Stock Split”), and granting the Board of Directors the discretion to file a certificate of amendment to our Restated Certificate of Incorporation with the Secretary of State of the State of Delaware effecting the Reverse Stock Split or to abandon the Reverse Stock Split altogether.

The form of the proposed amendment is attached to this proxy statement as Appendix A (the “Reverse Stock Split Amendment”).  The Reverse Stock Split Amendment will effect the Reverse Stock Split by reducing the number of outstanding shares of Common Stock to up to approximately one-tenth of the number of outstanding shares immediately prior to the effectiveness of the Reverse Stock Split, but will not increase the par value of Common Stock, and will not change the number of authorized shares of our capital stock.

If implemented, the number of shares of our Common Stock owned by each of our stockholders will be reduced by the same proportion as the reduction in the total number of shares of our Common Stock outstanding, so that the percentage of our outstanding Common Stock owned by each of our stockholders will remain approximately the same, except to the extent that the Reverse Stock Split could result in some or all of our stockholders receiving one share of Common Stock in lieu of a fractional share.

Reasons for the Reverse Stock Split Amendment

On the date of the mailing of this proxy statement, our Common Stock was listed on the Nasdaq Global Market under the symbol “PTIE.”  The continued listing requirements of the Nasdaq Global Market provide, among other things, that our Common Stock must maintain a closing bid price in excess of $1.00 per share.  On November 16, 2016, we receive a notice of non-compliance from Nasdaq.  If we fail to achieve compliance by May 15, 2017, we may be delisted.

Our Board of Directors has determined that the continued listing of our Common Stock on the Nasdaq Global Market is beneficial for our stockholders. If our Common Stock is delisted from the Nasdaq Global Market, the Board of Directors believes that the trading market for our Common Stock could become significantly less liquid, which could reduce the trading price of our Common Stock and increase the transaction costs of trading in shares of our Common Stock.

The purpose of the Reverse Stock Split is to decrease the total number of shares of our Common Stock outstanding and increase the market price of our Common Stock. The Board of Directors intends to effect the Reverse Stock Split only if it believes that a decrease in the number of shares outstanding is in the best interests of us and our stockholders and is likely to improve the trading price of our Common Stock and improve the likelihood that we will be allowed to maintain our listing on the Nasdaq Global Market.

If the Reverse Stock Split proposal is approved by our stockholders, the Board of Directors will have the discretion to implement the Reverse Stock Split or to not effect the Reverse Stock Split at all.  If the trading price of our Common Stock increases without the Reverse Stock Split, the Reverse Stock Split may not be necessary.

Following the Reverse Stock Split, if implemented, there can be no assurance that the market price of our Common Stock will rise in proportion to the reduction in the number of outstanding shares resulting from the Reverse Stock Split or that the market price of the post-split Common Stock can be maintained above $1.00.  There also can be no assurance that our Common Stock will not be delisted from the Nasdaq Global Market for other reasons.

The market price of our Common Stock is dependent upon our performance and other factors, some of which are unrelated to the number of shares outstanding.  If the Reverse Stock Split is effected and the market price of our Common Stock declines, the percentage decline as an absolute number and as a percentage of our overall market capitalization may be greater than would occur in the absence of the Reverse Stock Split.  Furthermore, the reduced number of shares that will be outstanding after the Reverse Stock Split could significantly reduce the trading volume and otherwise adversely affect the liquidity of our Common Stock.

If our stockholders approve the Reverse Stock Split proposal, the Reverse Stock Split will be effected, if at all, only upon a determination by the Board of Directors that the Reverse Stock Split is in the best interests of us and our stockholders at that time.  No further action on the part of the stockholders will be required to either effect or abandon the Reverse Stock Split.

If our stockholders do not approve the Reverse Stock Split proposal and the minimum closing bid price of our Common Stock does not otherwise increase to at least $1.00 per share, we expect that our Common Stock will be delisted from the Nasdaq Global Market.

We have not proposed the Reverse Stock Split in response to any effort of which we are aware to accumulate our shares of Common Stock or obtain control of us, nor is it a plan by management to recommend a series of similar actions to our Board of Directors or our stockholders.  Notwithstanding the decrease in the number of outstanding shares of Common Stock following the Reverse Stock Split, our Board of Directors does not intend for this transaction to be the first step in a “going private transaction” within the meaning of Rule 13e-3 of Exchange Act.  In addition, we have not proposed the Reverse Stock Split, with its corresponding increase in the authorized and unissued number of shares of Common Stock, with the intention of using the additional shares for anti-takeover purposes, although we could theoretically use the additional shares to make more difficult or to discourage an attempt to acquire control of us.

We do not believe that our officers or directors have interests in this proposal that are different from or greater than those of any other of our stockholders.

Effects of the Reverse Stock Split on Common Stock

Pursuant to the Reverse Stock Split, each holder of our Common Stock outstanding immediately prior to the effectiveness of the Reverse Stock Split (“Old Common Stock”) will become the holder of fewer shares of our common stock (“New Common Stock”) after consummation of the Reverse Stock Split.

Our Board of Directors plans to proportionately reduce the number of shares reserved for issuance for equity awards (the “Equity Awards) under our 1998 Equity Incentive Plan and 2008 Equity Incentive Plan (the “Equity Incentive Plans”) in accordance with the terms of these plans. Following the Reverse Stock Split, if effected, oustanding Equity Awards and the number of shares available for future awards will be reduced on the same basis as the reduction in Common Stock outstanding.

The following table reflects the approximate number of shares of our Common Stock outstanding, the number of equity awards outstanding and the number of shares of Common Stock available to be issued under our 2008 Equity Incentive Plan as a result of the Reverse Stock Split, if the Reverse Stock Split was effected at a ratio of ten shares of Old Common Stock for one share of New Common Stock.

	Number of Shares of Old Common Stock	Assumed Ratio	Estimated Number of Shares of New Common Stock
Common stock outstanding	46,141,935	10:1	4,614,194
Equity awards outstanding	18,598,952	10:1	1,859,895
Available to be issued under the 2008 Equity Incentive Plan	3,761,917	10:1	376,192

The Reverse Stock Split will affect all stockholders equally and will not affect any stockholder’s proportionate equity interest in the Company, except for those stockholders who receive an additional share of our Common Stock in lieu of a fractional share. None of the rights currently accruing to holders of our Common Stock will be affected by the Reverse Stock Split. Following the Reverse Stock Split, each share of New Common Stock will entitle the holder thereof to one vote per share and will otherwise be identical to Old Common Stock.  The shares of New Common Stock outstanding will be fully paid and non-assessable.

We are currently authorized to issue a maximum of 120,000,000 shares of our Common Stock.  The Reverse Stock Split also will have no effect on the number of authorized shares of our Common Stock.  Although the number of authorized shares of our Common Stock will not change as a result of the Reverse Stock Split, the number of shares of our Common Stock issued and outstanding will be reduced.  Thus, the Reverse Stock Split will effectively increase the number of authorized and unissued shares of our Common Stock available for future issuance by the amount of the reduction effected by the Reverse Stock Split.

Following the Reverse Stock Split, the Board of Directors will have the authority, subject to applicable securities laws, to issue all authorized and unissued shares of both Common Stock and preferred stock without further stockholder approval, upon such terms and conditions as the Board of Directors deems appropriate.  We do not currently have any plans, proposals or understandings to issue the additional shares that would be available if the Reverse Stock Split is approved and effected.

The par value per share of the Common Stock will remain unchanged at $0.001 per share after the Reverse Stock Split. As a result, on the effective date of the Reverse Stock Split, if any, the stated capital on our balance sheet attributable to the Common Stock will be reduced proportionately based on the Reverse Stock Split ratio, from its present amount, and the additional paid-in capital account will be credited with the amount by which the stated capital is reduced.

After the Reverse Stock Split, net income or loss per share and other per share amounts will be increased because there will be fewer shares of our Common Stock outstanding.  In future financial statements, net income or loss per share and other per share amounts for periods ending before the Reverse Stock Split would be recast to give retroactive effect to the Reverse Stock Split.  As described below under “Effects of the Reverse Stock Split on Outstanding Options and Warrants to Purchase Common Stock,” the per share exercise price of outstanding option awards and warrants would increase proportionately, and the number of shares of our Common Stock issuable upon the exercise of outstanding options and warrants would decrease proportionately, in each case based on the Reverse Stock Split ratio.  We do not anticipate that any other accounting consequences would arise as a result of the Reverse Stock Split.

Although the Reverse Stock Split will not, by itself, impact our assets or prospects, the Reverse Stock Split could result in a decrease in the aggregate market value of our Common Stock.  Our Board of Directors believes that this risk is outweighed by the benefits of continued listing of our Common Stock on the Nasdaq Global Market.

If effected, the Reverse Stock Split may result in some stockholders owning “odd-lots” of less than 100 shares of Common Stock.  Brokerage commissions and other costs of transactions in odd-lots are generally higher than the costs of transactions in “round-lots” of even multiples of 100 shares.

Effects of the Reverse Stock Split on Outstanding Options to Purchase Common Stock and Other Equity Awards

If the Reverse Stock Split is effected, all outstanding options entitling their holders to purchase shares of our Common Stock will be proportionately reduced in the same ratio as the reduction in the number of shares of outstanding Common Stock, except that any fractional shares resulting from such reduction will be rounded down to the nearest whole share to comply with the requirements of Section 409A of the Internal Revenue Service Code, as amended (the “IRS Code”).  Correspondingly, the per share exercise price of such options will be increased in direct proportion to the Reverse Stock Split ratio, so that the aggregate dollar amount payable for the purchase of the shares subject to the options will remain unchanged.  For example, assuming that we effect the Reverse Stock Split on a ten to one basis and that an optionee holds options to purchase 1,000 shares of our Common Stock at an exercise price of $1.00 per share, upon the effectiveness of the Reverse Stock Split, the number of shares of Common Stock subject to that option would be reduced to 100 and the exercise price would be proportionately increased to $10.00 per share.

We have outstanding share-based awards that vest upon achievement of certain performance criteria, or Performance Awards.  If the Reverse Stock Split is effected, like the reduction for stock options, all Performance Awards will be proportionately reduced by our Board of Directors in the same ratio as the reduction in the number of shares of outstanding Common Stock, except that any fractional shares resulting from such reduction will be rounded down to the nearest whole share to comply with the requirements of IRS Code Section 409A.  For example, assuming that we effect the Reverse Stock Split on a ten to one basis and that an optionee holds a Performance Award for 100 shares of our Common Stock, upon the effectiveness of the Reverse Stock Split, the number of shares of Common Stock subject to that Performance Award would be reduced to 10.

Effects of the Reverse Stock Split on Preferred Stock

We are currently authorized to issue a maximum of 10,000,000 shares of our preferred stock. Because we do not have any outstanding preferred stock, the Reverse Stock Split will not affect preferred stock.

Shares of Common Stock Issued and Outstanding

Except for the number of shares issued and outstanding, the rights and preferences of the shares of our Common Stock prior and subsequent to the Reverse Stock Split will remain the same.  After the effectiveness of the Reverse Stock Split, we do not anticipate that our financial condition, the percentage ownership of management, the number of our stockholders, or any aspect of our business would materially change as a result of the Reverse Stock Split.

Our Common Stock is currently registered under Section 12(b) of the Exchange Act, and as a result, we are subject to the periodic reporting and other requirements of the Exchange Act.  If effected, the proposed Reverse Stock Split will not affect the registration of our Common Stock under the Exchange Act or our periodic or other reporting requirements thereunder.

Increase of Shares of Common Stock Available for Future Issuance

As a result of the Reverse Stock Split, there will be a reduction in the number of shares of our Common Stock issued and outstanding, and an associated increase in the number of authorized shares that would be unissued and available for future issuance after the Reverse Stock Split.  Such shares could be used for any proper corporate purpose approved by the Board of Directors including, among other purposes, future financing transactions.

Holders of our Common Stock have no preemptive or other subscription rights.

Effectiveness of the Reverse Stock Split

The Reverse Stock Split, if approved by our stockholders, will become effective upon the filing with the Secretary of State of the State of Delaware of a certificate of amendment to our Restated Certificate of Incorporation in substantially the form of the Reverse Stock Split Amendment attached to this proxy statement as Appendix A.  The exact reverse split ratio and timing of the filing of the Reverse Stock Split Amendment will be determined by the Board of Directors based upon its evaluation of when such action will be most advantageous to us and our stockholders.  The Board of Directors reserves the right, notwithstanding stockholder approval and without further action by our stockholders, to elect not to proceed with the Reverse Stock Split if, at any time prior to filing such Reverse Stock Split Amendment, the Board of Directors, in its sole discretion, determines that it is no longer in the best interests of us and our stockholders.

Effect on Registered and Beneficial Stockholders

Upon the Reverse Stock Split, we intend to treat stockholders holding shares of Common Stock in “street name” (that is, held through a bank, broker or other nominee) in the same manner as stockholders of record whose shares of Common Stock are registered in their names.  Banks, brokers or other nominees will be instructed to effect the Reverse Stock Split for their beneficial holders holding shares of our Common Stock in “street name;” however, these banks, brokers or other nominees may apply their own specific procedures for processing the Reverse Stock Split.  If you hold your shares of our Common Stock with a bank, broker or other nominee, and have any questions in this regard, we encourage you to contact your nominee.

Effect on “Book-Entry” Stockholders of Record

Our stockholders of record may hold some or all of their shares electronically in book-entry form. These stockholders will not have stock certificates evidencing their ownership of our Common Stock.  They are, however, provided with a statement reflecting the number of shares of Common Stock registered in their accounts.

If you hold registered shares of Old Common Stock in a book-entry form, you do not need to take any action to receive your shares of New Common Stock in registered book-entry form, if applicable.  A transaction statement will automatically be sent to your address of record as soon as practicable after the effective time of the Reverse Stock Split indicating the number of shares of New Common Stock you hold.

Effect on Registered Certificated Shares

Some stockholders of record hold their shares of our Common Stock in certificate form or a combination of certificate and book-entry form.  If any of your shares of our Common Stock are held in certificate form, you will receive a transmittal letter from our transfer agent as soon as practicable after the effective time of the Reverse Stock Split, if any.  The transmittal letter will be accompanied by instructions specifying how to exchange your certificate representing the Old Common Stock for a statement of holding or a certificate of New Common Stock.

STOCKHOLDERS SHOULD NOT DESTROY ANY SHARE CERTIFICATE(S) AND SHOULD NOT SUBMIT ANY CERTIFICATE(S) UNTIL REQUESTED TO DO SO.

Fractional Shares

Fractional shares will not be issued in connection with the Reverse Stock Split. Each stockholder who would otherwise hold a fractional share as a result of the Reverse Stock Split will receive one share of Common Stock in lieu of such fractional share.

Appraisal Rights

Under the Delaware General Corporation Law, our stockholders are not entitled to appraisal or dissenter's rights with respect to the Reverse Stock Split, and we will not independently provide our stockholders with any such rights.

Certain Federal Income Tax Consequences

The following is a discussion of certain material U.S. federal income tax consequences of the Reverse Stock Split to U.S. holders (as defined below).  This discussion is included for general information purposes only and does not purport to address all aspects of U.S. federal income tax law that may be relevant to U.S. holders in light of their particular circumstances.  This discussion is based on the IRS Code, current Treasury regulations, administrative rulings and court decisions, all of which are subject to change, possibly on a retroactive basis, and any such change could affect the continuing validity of this discussion.

STOCKHOLDERS ARE URGED TO CONSULT THEIR TAX ADVISORS AS TO THE PARTICULAR FEDERAL, STATE, LOCAL, OR FOREIGN TAX CONSEQUENCES TO THEM OF THE REVERSE STOCK SPLIT.

This discussion does not address tax consequences to stockholders that are subject to special tax rules, such as banks, insurance companies, regulated investment companies, personal holding companies, U.S. holders whose functional currency is not the U.S. dollar, partnerships (or other flow-through entities for U.S. federal income purposes and their partners or members), persons who acquired their shares in connection with employment or other performance of services, broker-dealers, foreign entities, nonresident alien individuals and tax-exempt entities.  This summary also assumes that the shares of Old Common Stock were, and the shares of New Common Stock will be, held as a “capital asset,” as defined in Section 1221 of the IRS Code.

As used herein, the term “U.S. holder” means a holder that is, for U.S. federal income tax purposes:

•	an individual citizen or resident of the United States;
•	a corporation or other entity taxed as a corporation created or organized in or under the laws of the United States or any political subdivision thereof;
•	an estate the income of which is subject to U.S. federal income tax regardless of its source; or
•

a trust (A) if a U.S. court is able to exercise primary supervision over the administration of the trust and one or more “U.S. persons” (as defined in the IRS Code) have the authority to control all substantial decisions of the trust or (B) that has a valid election in effect to be treated as a U.S. person.

Other than with respect to any stockholder that receives a full share for a fractional share, a stockholder generally will not recognize a gain or loss by reason of such stockholder’s receipt of shares of New Common Stock pursuant to the Reverse Stock Split solely in exchange for shares of Old Common Stock held by such stockholder immediately prior to the Reverse Stock Split.  A stockholder’s aggregate tax basis in the shares of New Common Stock received pursuant to the Reverse Stock Split (including any fractional shares) will equal the stockholder’s aggregate basis in the Old Common Stock exchanged therefore and will be allocated among the shares of New Common Stock received in the Reverse Stock Split on a pro-rata basis.  Stockholders who have used the specific identification method to identify their basis in the shares of Old Common Stock held immediately prior to the Reverse Stock Split should consult their own tax advisers to determine their basis in the shares of New Common Stock received in exchange therefor in the Reverse Stock Split.  A stockholder’s holding period in the shares of New Common Stock received pursuant to the Reverse Stock Split will include the stockholder’s holding period in the shares of Old Common Stock surrendered in exchange therefore, provided the shares of Old Common Stock surrendered are held as capital assets at the time of the Reverse Stock Split.

No gain or loss will be recognized by us as a result of the Reverse Stock Split.

Vote Required and Board Recommendation

Approval of the foregoing proposal requires the affirmative vote of the holders of a majority in voting power of our Common Stock.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS

THAT STOCKHOLDERS VOTE FOR THE AMENDMENT OF

THE RESTATED CERTIFICATE OF INCORPORATION

TO EFFECT THE REVERSE STOCK SPLIT.

PROPOSAL THREE

APPROVAL OF 2017 OMNIBUS INCENTIVE PLAN (the “2017 Plan”)

The material terms of the 2017 Plan are summarized below.  A copy of the full text of the 2017 Plan is attached to this proxy statement as Appendix B.  This summary of 2017 Plan is not intended to be a complete description of 2017 Plan and is qualified in its entirety by the actual text of 2017 Plan to which reference is made.

Our 2017 Plan was adopted by our Board of Directors on March 3, 2017.  The 2017 Plan provides for the grant of incentive stock options, within the meaning of Section 422 of the Code, to our employees and any parent and subsidiary employees, and for the grant of non-qualified stock options, stock appreciation rights, restricted stock, restricted stock units, dividend equivalent rights, cash-based awards (including annual cash incentives and long-term cash incentives), and any combination thereof to our employees, directors, and consultants and to employees, directors, and consultants of certain affiliated entities.  As of March 10, 2017, we had approximately two officers who are directors, five non-employee directors, seven non-officer employees, and ten consultants that were eligible to participate in 2017 Plan.  Such persons are eligible to participate in 2017 Plan on the basis that such participation provides an incentive to continue in service to the Company and related entities, and to help the Company compete effectively with other enterprises for the services of qualified persons.  As of February 24, 2017, the closing price of a share of our Common Stock on the NASDAQ Global Select Market was $0.59.

The 2017 Plan will allow us to continue to offer equity and other awards, which we believe is necessary for us to retain, motivate and attract experienced and highly qualified service providers.  If the 2017 Plan is approved, no such awards will be made under our 2008 Equity Incentive Plan.

Shareholder approval of 2017 Plan not only will allow us to grant these awards, it will also permit us to structure incentive compensation intended to preserve certain tax deductions under Section 162(m) of the Internal Revenue Code (“Section 162(m)”).  We refer to these awards as qualified performance-based awards.  Section 162(m) denies a corporation’s tax deduction for compensation it pays to certain executive officers in excess of $1 million per year for each such officer.  Section 162(m) provides an exception to this limitation for qualified performance-based compensation, the material terms of which must be approved by a corporation’s shareholders.  To that end, in connection with approval of 2017 Plan, shareholders are also being asked to approve the management objectives upon which awards intended to qualify as performance-based awards may be based, the annual maximum limits per individual, and eligible employees, as further described below.  We may or may not grant awards under 2017 Plan that are intended to qualify as performance-based awards.  However, to preserve our ability to grant awards intended to qualify as performance-based awards, Section 162(m) requires that shareholders must approve the management objectives upon which awards intended to qualify as performance-based awards may be based, the annual maximum limits per individual, and eligible employees.  Subject to the requirements of Section 162(m), if the material terms under 2017 Plan are not re-approved by shareholders, we will not make any grants under 2017 Plan to our “covered employees” as defined in Section 162(m) that are intended to qualify as performance-based awards, or their successors, until such time, if any, as shareholder approval of a subsequent similar proposal is obtained.

We have reserved 7,000,000 shares of Common Stock for issuance under the 2017 Plan.

Our Board of Directors or a committee of our Board of Directors, which we refer to as the “administrator” in this description, administers the 2017 Plan.  In the case of awards intended to qualify as “performance-based compensation” within the meaning of Section 162(m), the administrator consists of two or more “outside directors” within the meaning of Section 162(m).  The administrator has the power to determine and interpret the terms and conditions of the awards, including, as applicable, the employees, directors, and consultants who will receive awards, the exercise price, the number of shares subject to each award, the vesting schedule and exercisability of the awards, the restrictions on transferability of awards, and the form of consideration payable upon exercise.

The 2017 Plan allows for the grant of incentive stock options that qualify under Section 422 of the Code only to our employees and employees of any of our parents or subsidiaries.  Non-qualified stock options may be granted to our employees and directors and those of certain of our affiliates.  The per share exercise price of all options granted under the 2017 Plan must be equal to at least the per share fair market value of the Common Stock on the date of grant.  The term of an incentive stock option may not exceed 10 years, except that with respect to any employee who owns more than 10% of the voting power of all classes of our outstanding stock or any parent or subsidiary corporation as of the grant date, the term must not exceed 5 years, and the exercise price must equal at least 110% of the fair market value on the grant date.

After the continuous service of an employee, director or consultant terminates, he or she may exercise his or her option, to the extent vested, for the period of time specified in the option agreement.  However, an option may not be exercised later than the expiration of its term.

The 2017 Plan allows for the grant of stock appreciation rights.  Stock appreciation rights allow the recipient to receive the appreciation in the fair market value of our Common Stock between the date of grant and the exercise date.  The administrator will determine the terms of stock appreciation rights, including when such rights become exercisable and whether to pay the increased appreciation in cash or with shares of our Common Stock, or a combination thereof, except that the base appreciation amount used to determine the cash or shares to be issued pursuant to the exercise of a stock appreciation right will be no less than 100% of the fair market value per share on the date of grant.

After the continuous service of an employee, director or consultant terminates, he or she may exercise his or her stock appreciation right, to the extent vested, only to the extent provided in the stock appreciation right agreement.

The 2017 Plan allows for the grant of restricted stock.  Restricted stock awards are shares of our Common Stock that vest in accordance with terms and conditions, if any, established by the administrator.  The administrator will determine the number of shares of restricted stock granted to any employee, director or consultant.  The administrator may impose whatever conditions, if any, on vesting it determines to be appropriate.  For example, the administrator may set restrictions based on the achievement of specific performance goals.  Shares of restricted stock that do not vest are subject to our right of repurchase or forfeiture.

The 2017 Plan allows for the grant of restricted stock units.  Restricted stock units are awards that will result in payment to a recipient at the end of a specified period only if the vesting criteria established by the administrator, if any, are achieved or the award otherwise vests.  The administrator may impose whatever conditions, if any, to vesting, or restrictions and conditions, if any, to payment that it determines to be appropriate.  The administrator may set restrictions based on the achievement of specific performance goals or on the continuation of service or employment.  Payments of earned restricted stock units may be made, in the administrator’s discretion, in cash, with shares of our Common Stock or other securities, or a combination thereof.

The 2017 Plan also allows for the grant of awards denominated in cash that may be settled in cash or shares of Common Stock, which may be subject to restrictions, as established by the administrator.

The administrator will determine the provisions, terms, and conditions of each award including vesting schedules, forfeiture provisions, form of payment (cash, shares, or other consideration) upon settlement of the award, payment contingencies, and satisfaction of any performance criteria.  The performance criteria established by the administrator for any awards intended to qualify as “performance-based compensation” for purposes of Section 162(m) will be one of, or combination of, the following: net earnings or net income (before or after taxes); earnings per share; revenues or sales (including net sales or revenue growth); net operating profit; regulatory filings; product approvals; return measures (including return on assets, net assets, capital, invested capital, equity, sales, or revenue); cash flow (including operating cash flow, free cash flow, cash flow return on equity, and cash flow return on investment); earnings before or after taxes, interest, depreciation, or amortization; gross or operating margins; productivity ratios; share price (including growth measures and total stockholder return); expense targets; margins; operating efficiency; market share; working capital targets and change in working capital; economic value added or EVA® (net operating profit after tax minus the sum of capital multiplied by the cost of capital); or net operating income.  The performance criteria may be applicable to our company, our affiliates or any individual business units of our company or any affiliate and may be measured over any specified period, on an absolute basis or relative to a pre-established target, to previous years’ results or to a designated comparison group, in each case as specified by the administrator.

The 2017 Plan allows for the transfer of awards under the 2017 Plan only (i) by will, (ii) by the laws of descent and distribution and (iii) for awards other than incentive stock options, to the extent authorized by the administrator to certain persons or entities.  Only the recipient of an incentive stock option may exercise such award during his or her lifetime.

In the event of certain changes in our capitalization, to prevent enlargement of the benefits or potential benefits available under the 2017 Plan, the administrator will make adjustments to one or more of the number of shares that are covered by outstanding awards, the exercise or purchase price of outstanding awards, the numerical share limits contained in the 2017 Plan, and any other terms that the administrator determines require adjustment.

The 2017 Plan provides for full acceleration of vesting in the event a grantee’s service provider status with the Company is terminated by the Company (or any successor entity) or a related entity without “cause” or by the grantee for “good reason”, in either case at any time following certain corporate transactions.  In addition, the 2017 Plan providers for full acceleration of vesting in the event of certain changes in control.

The 2017 Plan will automatically terminate 10 years following the date it becomes effective, unless we terminate it sooner.  In addition, our Board of Directors has the authority to amend, suspend or terminate the 2017 Plan provided such action does not impair the rights under any outstanding award.

Certain U.S. Federal Tax Consequences

The following summary of the federal income tax consequences of 2017 Plan transactions is based upon federal income tax laws in effect on the date of this proxy statement.  This summary does not purport to be complete, and does not discuss non-U.S., state or local tax consequences.  As such, please refer to the applicable provisions of the Code for additional information.

Non-Qualified Stock Options.    Except as provided under Section 409A of the Code discussed below (“Section 409A”), the grant of a non-qualified stock option under the 2017 Plan generally will not result in any U.S. Federal income tax consequences to the grantee or to the Company.  Upon exercise of a non-qualified stock option, the grantee is generally subject to income taxes at the rate applicable to ordinary compensation income on the difference between the option exercise price and the fair market value of the shares on the date of exercise.  This income is generally subject to withholding for U.S.  Federal income and employment tax purposes. The Company is entitled to an income tax deduction in the amount of the income recognized by the grantee, subject to possible limitations imposed by Section 162(m) and so long as the Company withholds the appropriate taxes with respect to such income, if required, and the grantee’s total compensation is deemed reasonable in amount.  Any gain or loss on the grantee’s subsequent disposition of the shares of Common Stock will receive long or short-term capital gain or loss treatment, depending on whether the shares are held for more than one year following exercise.  The Company does not receive a tax deduction for any such gain.

Absent special limitations on exercisability, in the event a nonqualified stock option is granted with an exercise price less than 100% of the fair market value of the Common Stock on the date of grant or amended in certain respects, such option may be considered deferred compensation and subject to Section 409A, which provide rules regarding the timing of payment of deferred compensation.  An option subject to Section 409A which fails to comply with the rules of Section 409A can result in the acceleration of income recognition, an additional 20% tax obligation, plus potential penalties and interest, and similar treatment under state law.

Incentive Stock Options.    The grant of an incentive stock option under the 2017 Plan will not result in any U.S. Federal income tax consequences to the grantee or to the Company.  A grantee recognizes no U.S. Federal taxable income upon exercising an incentive stock option (subject to the alternative minimum tax rules discussed below), and the Company receives no deduction at the time of exercise.  In the event of a disposition of stock acquired upon exercise of an incentive stock option, the tax consequences depend upon how long the grantee has held the shares of Common Stock.  If the grantee does not dispose of the shares within two years after the incentive stock option was granted, nor within one year after the incentive stock option was exercised, the grantee will recognize a long-term capital gain (or loss) equal to the difference between the sale price of the shares and the exercise price.  The Company is not entitled to any deduction under these circumstances.

If the grantee fails to satisfy either of the foregoing holding periods, he or she must recognize ordinary income in the year of the disposition, which is referred to as a “disqualifying disposition.” The amount of such ordinary income generally is the lesser of (i) the difference between the amount realized on the disposition and the exercise price or (ii) the difference between the fair market value of the stock on the exercise date and the exercise price.  Any gain in excess of the amount taxed as ordinary income will be treated as a long or short-term capital gain, depending on whether the stock was held for more than one year.  The Company, in the year of the disqualifying disposition, is entitled to a deduction equal to the amount of ordinary income recognized by the grantee, subject to possible limitations imposed by Section 162(m) and so long as the Company withholds the appropriate taxes with respect to such income, if required, and the grantee’s total compensation is deemed reasonable in amount.

The “spread” under an incentive stock option—i.e., the difference between the fair market value of the shares at exercise and the exercise price—is classified as an item of adjustment in the year of exercise for purposes of the alternative minimum tax.  If a grantee’s alternative minimum tax liability exceeds such grantee’s regular income tax liability, the grantee will owe the larger amount of taxes.  In order to avoid the application of alternative minimum tax with respect to incentive stock options, the grantee must sell the shares within the same calendar year in which the incentive stock options are exercised.  However, such a sale of shares within the same year of exercise will constitute a disqualifying disposition, as described above.

In the event that an incentive stock option is amended in certain respects, such option may be considered deferred compensation and subject to the rules of Section 409A, which provides rules regarding the timing of payment of deferred compensation.  An option subject to Section 409A which fails to comply with the rules of Section 409A can result in the acceleration of income recognition, an additional 20% tax obligation, plus potential penalties and interest, and similar treatment under state law.  In addition, the amendment of an incentive stock option may convert the option from an incentive stock option to a nonqualified stock option.

Restricted Stock and Performance Stock.    The grant of restricted stock and performance shares will generally subject the recipient to ordinary compensation income on the difference between the amount paid for such stock and the fair market value of the shares on the date that the restrictions lapse.  This income is generally subject to withholding for U.S. Federal income and employment tax purposes.  The Company is entitled to an income tax deduction in the amount of the ordinary income recognized by the recipient, subject to possible limitations imposed by Section 162(m) and so long as the Company withholds the appropriate taxes with respect to such income, if required, and the grantee’s total compensation is deemed reasonable in amount.  Any gain or loss on the recipient’s subsequent disposition of the shares will receive long or short-term capital gain or loss treatment depending on how long the stock has been held since the restrictions lapsed.  The Company does not receive a tax deduction for any such gain.

Recipients of restricted stock and performance shares may make an election under Section 83(b) of the Code, which is referred to as a “Section 83(b) Election,” to recognize as ordinary compensation income in the year that such restricted stock or performance shares are granted, the amount equal to the spread between the amount paid for such stock (if any) and the fair market value on the date of the issuance of the stock.  If such an election is made, the recipient recognizes no further amounts of compensation income upon the lapse of any restrictions and any gain or loss on subsequent disposition will be long or short-term capital gain to the recipient.  The Section 83(b) Election must be made within thirty days from the time the restricted stock or performance share is issued.

Stock Appreciation Rights.    Recipients of stock appreciation rights, which are referred to as “SARs,” generally should not recognize income until such rights are exercised, assuming there is no ceiling on the value of the right and Section 409A does not apply.  Upon exercise, the grantee will normally recognize taxable ordinary income for U.S. Federal income tax purposes equal to the amount of cash and fair market value the shares, if any, received upon such exercise.  Grantees who are employees will be subject to withholding for U.S. Federal income and employment tax purposes with respect to income recognized upon exercise of a SAR.  Grantees will recognize gain upon the disposition of any shares received on exercise of a SAR equal to the excess of (i) the amount realized on such disposition over (ii) the ordinary income recognized with respect to such shares under the principles set forth above.  That gain will be taxable as long or short-term capital gain depending on whether the shares were held for more than one year.

The Company will be entitled to a tax deduction to the extent and in the year that ordinary income is recognized by the grantee, subject to possible limitations imposed by Section 162(m) and so long as the Company withholds the appropriate taxes with respect to such income, if required, and the grantee’s total compensation is deemed reasonable in amount.

A SAR can be considered deferred compensation and subject to Section 409A.  A SAR that does not meet the requirements of Section 409A, such as with respect to the timing of the delivery of cash or shares following vesting, can result in the acceleration of income recognition, an additional 20% tax obligation, plus potential penalties and interest, and similar treatment under state law.

Performance Units.    Recipients of performance units generally should not recognize income until such units are converted into cash or shares of stock unless Section 409A applies.  Upon conversion, the grantee will normally recognize taxable ordinary income for federal income tax purposes equal to the amount of cash and fair market value the shares, if any, received upon such conversion.  Grantees who are employees will be subject to withholding for federal income and employment tax purposes with respect to income recognized upon conversion of the performance units.  Grantees will recognize gain upon the disposition of any shares received upon conversion of the performance units equal to the excess of (i) the amount realized on such disposition over (ii) the ordinary income recognized with respect to such shares under the principles set forth above.  That gain will be taxable as long or short-term capital gain depending on whether the shares were held for more than one year.  The Company will be entitled to a tax deduction to the extent and in the year that ordinary income is recognized by the grantee, subject to possible limitations imposed by Section 162(m) and so long as the Company withholds the appropriate taxes with respect to such income (if required) and the grantee’s total compensation is deemed reasonable in amount.

Performance units also can be considered non-qualified deferred compensation and subject to the rules of Section 409A, which provide rules regarding the timing of payment of deferred compensation.  A grant of performance units that does not meet the requirements of Code Section 409A can result in the acceleration of income recognition, an additional 20% tax obligation, plus potential penalties and interest to such grantee, and similar treatment under state law.

Dividends and Dividend Equivalents.    Recipients of stock-based awards that earn dividends or dividend equivalents will recognize taxable ordinary income on any dividend payments received with respect to unvested shares subject to such awards, which income is generally subject to withholding for U.S.  Federal income and employment tax purposes.  The Company is entitled to an income tax deduction in the amount of the income recognized by a grantee, subject to possible limitations imposed by Section 162(m) and so long as the Company withholds the appropriate taxes with respect to such income, if required, and the individual’s total compensation is deemed reasonable in amount.

The foregoing is only a summary of the U.S.  Federal income tax consequences of 2017 Plan transactions, and is based upon U.S. Federal income tax laws in effect on the date of this proxy statement.  Reference should be made to the applicable provisions of the Code.  This summary does not purport to be complete, and does not discuss the tax consequences of a grantee’s death or the tax laws of any municipality, state or foreign country to which the grantee may be subject.

New Plan Benefits.

Awards under the 2017 Plan are based on the discretion of the administrator and/or the Company’s achievement of performance targets established by the administrator, and it is not currently possible to determine the amounts that will be received by persons participating in the 2017 Plan in the future.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT

STOCKHOLDERS VOTE FOR THE APPROVAL OF THE 2017 PLAN

AND THE NUMBER OF SHARES RESERVED FOR ISSUANCE THEREUNDER.

PROPOSAL FOUR

RATIFICATION OF SELECTION OF ERNST & YOUNG LLP

AS INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

TO THE COMPANY FOR THE FISCAL YEAR ENDING DECEMBER 31, 2017

The Board of Directors and the Audit Committee have selected Ernst & Young LLP, independent registered public accounting firm, to audit the financial statements of the Company for the fiscal year ending December 31, 2017, and recommend that the stockholders vote for ratification of such selection.  Although action by stockholders is not required by law, the Board of Directors has determined that it is desirable to request approval of this selection by the stockholders.  Notwithstanding the selection or ratification, the Board of Directors and the Audit Committee, in their discretion, may direct the selection of a new independent registered public accounting firm at any time during the year, if the Board of Directors and the Audit Committee determine that such a change would be in the best interest of the Company.

We expect a representative of Ernst & Young LLP to be present at the meeting and will be afforded the opportunity to make a statement if he or she desires to do so, and is also expected to be available to respond to appropriate questions.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS

VOTE FOR THE PROPOSAL TO RATIFY THE SELECTION OF ERNST & YOUNG LLP

AS THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

TO THE COMPANY FOR THE FISCAL YEAR ENDING DECEMBER 31, 2017.

Principal Accountant Fees and Services

Fees for professional services provided by our independent registered public accounting firm in each of the last two fiscal years, in each of the following categories were:

	Years Ended December 31,
	2016	2015
Audit fees	$359,000	$394,386
Audit-related fees	—	—
Tax fees	21,000	21,000
Other fees	—	—
	$380,000	$405,500

Ernst & Young LLP served as the Company’s independent registered public accounting firm for the years ended December 31, 2016 and 2015.  Audit fees include fees associated with the Annual Reports on Form 10-K (including fees associated with attestation pursuant to the Sarbanes-Oxley Act of 2002); the Quarterly Reports on Form 10-Q and all services that are normally provided by the independent registered public accounting firm in connection with statutory and regulatory filings.  Tax fees include tax compliance services.  The Company did not incur audit-related or other fees in the years ended December 31, 2015 or 2016.

All auditing services and non-audit services provided to the Company by our independent registered public accounting firm are required to be pre-approved by the Audit Committee.  Any pre-approval of non-audit services by Ernst & Young LLP includes making a determination that the provision of the services is compatible with maintaining the independence of Ernst & Young LLP as an independent registered public accounting firm.  In addition, the Audit Committee has delegated pre-approval authority to the Chairperson of the Audit Committee, provided that the Chairperson reports any decisions to pre-approve such audit and non-audit services to the Audit Committee at its next regularly scheduled meeting.  All services for audit and tax fees for the years ended December 31, 2016 and 2015 as set forth in the table above were pre-approved by the Company’s Audit Committee.

PROPOSAL FIVE

ADVISORY VOTE ON EXECUTIVE COMPENSATION

Our compensation programs are designed to provide long-term and currently-paid compensation and cash and non-cash compensation for our executive officers in order to align the compensation of our executive officers with our performance on a short term and long term basis.  This proposal provides stockholders with the opportunity to cast an advisory vote on the Company’s executive compensation practices and principles.

In 2016, our stockholders approved, in an advisory vote, the 2016 compensation paid to the Company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables, and narrative discussion.

In addition, in 2011, our stockholders recommended that the advisory vote on executive compensation be held every year.  Accordingly, we have included this proposal for consideration at our 2017 Annual Meeting of Stockholders.

Stockholders should consider the compensation programs and their implementation included in the Compensation Discussion and Analysis, the compensation tables, and any narrative executive compensation disclosure below, and cast a non-binding vote either to endorse or not endorse our executive compensation programs through the following resolution:

"RESOLVED: That the compensation paid to the Company’s named executive officers in 2016, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables, and narrative discussion is hereby approved."

This vote is being provided pursuant to Section 14A of the Exchange Act.  While the vote does not bind our Board of Directors to any particular action, the Board of Directors expects to take into account the outcome of this vote in considering future compensation programs.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS

VOTE FOR THE PROPOSAL TO APPROVE, IN A NON-BINDING ADVISORY VOTE,

THE 2016 EXECUTIVE COMPENSATION FOR THE COMPANY’S EXECUTIVE OFFICERS.

DIRECTORS AND EXECUTIVE OFFICERS

The following table sets forth for each Class I Director, each Class II Director, each Class III Director and the executive officers of the Company, their ages and positions with the Company as of the Record Date.

Name	Age	Position
Remi Barbier	57	President, Chief Executive Officer, Chairman of the Board of Directors and Class III Director
Nadav Friedmann, Ph.D., M.D.	74	Chief Medical and Operating Officer and Class I Director
Robert Z. Gussin, Ph.D. (1)(2)(3)	79	Class II Director
Michael J. O’Donnell, Esq. (3)	59	Class I Director
Saira Ramasastry (1)(3)	41	Class II Director
Sanford R. Robertson (1)(2)(3)	85	Class III Director
Patrick J. Scannon, M.D., Ph.D. (3)	69	Class III Director

_________

(1)	Member of Audit Committee.
(2)	Member of Compensation Committee.
(3)	Meets the definition of independence under the NASDAQ Stock Market LLC listing standards.

There is no family relationship between any director or executive officer of the Company.

Remi Barbier,  the Company’s founder, has served as President, Chief Executive Officer and Chairman of the Board of Directors since the Company’s inception in 1998. Prior to that time, Mr. Barbier helped in the growth or founding of: Exelixis Inc., a functional genomics company, ArQule, Inc., a chemistry company, and EnzyMed, Inc. (now owned by Albany Molecular Research, Inc.), a chemistry company. Mr. Barbier served as Chief Operating Officer of Exelixis, Inc. from January 1996 to May 1998.  Mr. Barbier was Vice President of Corporate Development and Clinical Project Manager of XOMA Corporation, or XOMA, a biotechnology company, from 1993 to 1995.  Mr. Barbier is a trustee of the Carnegie Institute of Washington and the Santa Fe Institute and is on the Advisory Board of the California Institute for Quantitative Biosciences.  Mr. Barbier received his B.A. from Oberlin College and his M.B.A. from the University of Chicago.

Nadav Friedmann, Ph.D., M.D. has served as a director since 1998.  Dr. Friedmann has served as Chief Operating Officer since October 2001 and Chief Medical and Operating Officer since 2004.  Dr. Friedmann is the owner and President of EMET Research Inc., a consulting firm in the pharmaceutical industry.  Dr. Friedmann was President and Chief Executive Officer of Daiichi Pharmaceutical Corporation, a pharmaceutical company, from 1997 to 2000, and was a consultant to the Board of Directors of Daiichi Pharmaceutical Co., Ltd. in Tokyo from 1995 to 1997.  From 1992 to 1995, Dr. Friedmann served as Vice President, Clinical Research at XOMA.  From 1980 to 1991, Dr. Friedmann held various leadership positions with Johnson & Johnson (“J&J”), including the position of Vice President and Head of Research of the J&J Biotechnology Center.  Prior to that, Dr. Friedmann was Medical Director of Abbott Laboratories.  Dr. Friedmann received his M.D. from the Albert Einstein College of Medicine and his Ph.D. in Biochemistry from the University of California, San Diego.

Robert Z. Gussin, Ph.D. has served as a director since March 2003.  Dr. Gussin worked at J&J for 26 years, most recently as Chief Scientific Officer and Corporate Vice President, Science and Technology from 1986 through his retirement in 2000.  Prior to assuming this role, Dr. Gussin worked at J&J’s McNeil division for 12 years, most recently as Vice President, Research and Development and Vice President, Scientific Affairs.  From 1967 to 1974, Dr. Gussin held various research positions with Lederle Laboratories, a pharmaceutical company.  Dr. Gussin serves on the Board of Directors of Duquesne University and the advisory boards of the Duquesne University Pharmacy School and the University of Michigan Medical School Department of Pharmacology.  Dr. Gussin received his B.S. and M.S. degrees and D.Sc. with honors from Duquesne University and his Ph.D. in Pharmacology from the University of Michigan, Ann Arbor.

Michael J. O’Donnell, Esq. has served as a director since 1998. Mr. O’Donnell has been a member of the law firm of Morrison & Foerster, LLP since January 2011.  From 1993 to January 2011, Mr. O’Donnell was a member of the law firm of Wilson Sonsini Goodrich & Rosati, Professional Corporation. Morrison & Foerster, LLP is the Company’s corporate counsel and provides legal services to the Company.  Mr. O’Donnell serves as corporate counsel to numerous public and private biopharmaceutical and life sciences companies.  Mr. O’Donnell received his J.D., cum laude, from Harvard University and his B.A. from Bucknell University, summa cum laude.

Saira Ramasastry has served as a director since February 2013.  Prior to 2013, Ms. Ramasastry was an advisor to the Company. Since 2009 she has served as Managing Partner of Life Sciences Advisory, LLC, a life science company advisory business.  From 1999 to 2009, Ms. Ramasastry was an investment banker with Merrill Lynch & Company, Inc., an investment banking firm.  From 1997 to 1998, she was a financial analyst in the M&A group at Wasserstein Perella & Co., an investment banking firm. Ms. Ramasastry serves on the Board of Directors of Sangamo Biosciences, Inc. and Repros Therapeutics, Inc., each a publicly-held biopharmaceutical company, the Industry Advisory Board of the Michael J. Fox Foundation for Parkinson’s Research and the Board of Directors of the American Liver Foundation. She received a B.A. in Economics with Honors and Distinction and an M.S. in Management Science and Engineering from Stanford University, Phi Beta Kappa, as well as an M. Phil. in Management Studies from the University of Cambridge.

Sanford R. Robertson has served as a director since 1998. Mr. Robertson has been a partner of Francisco Partners, a technology buyout fund, since 1999.  Prior to founding Francisco Partners, Mr. Robertson was the founder and chairman of Robertson, Stephens & Company, a technology investment bank formed in 1978 and sold to BankBoston in 1998.  Since the sale, Mr. Robertson has been a technology investor and advisor to several technology companies.  Mr. Robertson was also the founder of Robertson, Colman, Siebel & Weisel, later renamed Montgomery Securities, another technology investment bank.  Mr. Robertson is a director of Salesforce.com, a publicly-held provider of enterprise cloud computing applications and RPX, Inc., a publicly-held provider of patent risk solutions.  Mr. Robertson received his B.A. and M.B.A. degrees with distinction from the University of Michigan.

Patrick J. Scannon, M.D., Ph.D. has served as a director since 2007.  Dr. Scannon is one of the founders of XOMA.  Dr. Scannon retired from XOMA and resigned from XOMA’s board of directors on December 21, 2016.  From 2006 to 2016, Dr. Scannon was Executive Vice President, Chief Biotechnology Officer of XOMA. From 1993 to 2006, Dr. Scannon served as Chief Scientific and Medical Officer of XOMA.  Dr. Scannon received his Ph.D. in organic chemistry from the University of California, Berkeley and his M.D. from the Medical College of Georgia.

Board Structure

The Board of Directors maintains a structure with the Chief Executive Officer of the Company holding the position as Chairman of the Board of Directors, and with an Audit Committee and Compensation Committee for oversight of specific areas of responsibility, discussed further below. The Company does not have a lead independent director. The Company believes that this structure is appropriate and allows for efficient and effective oversight, given the Company’s relatively small size (both in terms of number of employees and in scope of operational activities directly conducted by the Company), its corporate strategy (including the use of outsourcing for certain activities) and its focus on drug research and development.  The Board of Directors does not have a specific role in risk oversight of the Company.  The Chairman, President and Chief Executive Officer, the Committees of the Board and, as needed, other executive officers and employees of the Company provide the Board of Directors with information regarding the Company’s risks.  The Board of Directors, or the Committee with special responsibility for oversight of the area implicated by the highlighted risks, then uses this information to perform its oversight role and inform its decision making with respect to such areas of risk.

Board Qualifications and Nominations

The Board of Directors requires of itself and selects as candidates to the Board of Directors for appointment or nomination individuals of high personal and professional integrity and ability who can contribute to the Board of Directors’ effectiveness in serving the interests of the Company’s stockholders.  In addition, the Board of Directors and director nominees are expected to have appropriate management or scientific experience that would be relevant to our current and expected future direction, a track record of accomplishment and a commitment to ethical business practices.  The particular experience, qualification or skills of each member of the Board of Directors that led the Board of Directors to conclude that the individual should serve as a director are:

Director	Key Qualifications
Remi Barbier	Experience as President, Chief Executive Officer, Chairman of the Board of Directors since the inception of the Company. Helped in the growth and founding of several biotechnology companies.
Nadav Friedmann, Ph.D., M.D.

Experience as Chief Medical and Operating Officer of the Company.  Additional experience as President and CEO and other executive roles at other pharmaceutical and biotechnology companies as an executive officer.

Robert Z. Gussin, Ph.D.	Experience in executive roles at J&J and as a director or as advisor to a number of academic institutions.
Michael J. O’Donnell, Esq.	Experience as a member of law firms and as counsel and advisor to numerous public and private biopharmaceutical and life sciences companies.
Saira Ramasastry

Experience as founder and managing director of a biotechnology advisory firm, in global healthcare investment banking and strategic advisory consulting, as a director of a public company and a director or advisor to a number of academic or biotechnology institutions.

Sanford R. Robertson	Experience as founder and director of investment banks and funds and as a director to public companies.
Patrick J. Scannon, M.D., Ph.D.	Experience as a founder and executive of a biopharmaceutical company.

The Board of Directors evaluates all proposed director nominees and incumbent directors before nomination, including the slate of director nominees proposed by the Board of Directors to our stockholders for election and any director nominees to be elected or appointed by the Board of Directors to fill interim director vacancies on the Board of Directors.  The Board of Directors utilizes its own resources to identify qualified candidates to join the Board of Directors and may, in the future, use an executive recruiting firm to assist in the identification and evaluation of such qualified candidates.  For these services, an executive recruiting firm would be paid a fee.  The Board of Directors determined that a Nominating Committee was not necessary, and that it was in the best interest of the Company to continue to directly oversee the activities and responsibilities that might be delegated by the Board of Directors to a Nominating Committee.  All of the Company’s members of the Board of Directors may participate in the consideration of director candidates.  The approval of at least a majority of the independent directors on the Board of Directors is required to nominate a director candidate for a position on the Company’s Board of Directors.  Such independent directors are identified below in the section entitled: “Certain Relationships and Related Party Transactions – Independence of Directors.”

The Board of Directors has not established a procedure for considering nominees for director nominated by the Company’s stockholders.  The Board of Directors believes that it can identify appropriate candidates to our Board of Directors.  Stockholders may nominate candidates for director in accordance with the advance notice and other procedures contained in our bylaws.

Board Meetings

The Board of Directors of the Company held a total of four meetings during the fiscal year 2016.  No director serving throughout fiscal year 2016 attended fewer than 67% of the aggregate of all meetings of the Board of Directors and the committees of the Board upon which such director served.  Mr. Barbier, Dr. Friedmann, Mr. O’Donnell, Mr. Robertson, Ms. Ramasastry and Dr. Scannon attended all meetings of the Board of Directors.

We do not have formal policies regarding attendance by members of the Board of Directors at our annual meetings of stockholders, but directors are encouraged to attend.  Two directors attended the 2016 Annual Meeting of Stockholders.

Stockholder Communications with the Board of Directors

We do not have a written policy regarding stockholder communication with the Board of Directors.  However, stockholders may communicate with the Board of Directors by sending an e-mail to the Company at IR@paintrials.com or by writing to us at Pain Therapeutics, Inc., Attention: Investor Relations, 7801 N Capital of Texas Highway, Suite 260, Austin, Texas, 78731.  Stockholders who would like their submissions directed to an individual member of the Board of Directors may so specify, and the communication will be forwarded, as appropriate.

Board Committees

The Board of Directors has a standing Audit Committee that oversees the accounting and financial reporting processes of the Company and audits of the financial statements of the Company, and a standing Compensation Committee.  Mr. Barbier is the Company’s Chairman of the Board of Directors, President and Chief Executive Officer.  The Board of Directors does not have a lead director or a standing Nominating Committee.

The Audit Committee consists of directors Dr. Gussin, Mr. Robertson and Ms. Ramasastry.  The Board of Directors of the Company has determined that these individuals are independent as defined under the NASDAQ Stock Market LLC listing standards as well as the SEC rules.  The Board of Directors has also determined that Mr. Robertson is an “audit committee financial expert” as defined in the SEC rules.  The Audit Committee operates under a written charter adopted by the Board of Directors.  The Company maintains a copy of the Audit Committee charter on its website: www.paintrials.com.  The Audit Committee reviews the Company’s internal accounting procedures, consults with and reviews the services provided by the Company’s independent registered public accounting firm and makes recommendations to the Board of Directors regarding the selection of the independent registered public accounting firm.  The Audit Committee held four meetings during fiscal 2016.

The Compensation Committee consists of directors Dr. Gussin and Mr. Robertson.  The Board of Directors of the Company has determined that these individuals are independent as defined under the NASDAQ Stock Market LLC listing standards. The Compensation Committee reviews and recommends to the Board of Directors the salaries, incentive compensation and benefits of the Company’s officers and administers the Company’s stock plans and employee benefit plans. Refer to the Compensation Discussion and Analysis for more information about the Company’s Compensation Committee and its processes and procedures.  The Compensation Committee operates under a written charter adopted by the Board of Directors.  The Company maintains a copy of the Compensation Committee charter on its website: www.paintrials.com.  The Compensation Committee held one meetings during fiscal 2016.

Compensation Committee Interlocks and Insider Participation

No member of the Compensation Committee or executive officer of the Company has served as a member of the Board of Directors or compensation committee of any entity that has one or more executive officers serving as a member of the Company’s Board of Directors or Compensation Committee.  No Compensation Committee member has been an officer or employee of the Company while a member of the Compensation Committee.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth as of February 15, 2017, certain information with respect to the beneficial ownership of Common Stock by:

•

any person (including any group as that term is used in Section 13(d)(3) of the Exchange Act), known by the Company to be the beneficial owner of more than 5% of the Company’s voting securities (a “5% Holder”);

•	each director and each nominee for director to the Company;
•	each of the executive officers named in the Summary Compensation Table appearing herein; and
•	all executive officers, directors and nominees for director of the Company as a group.

The number of shares and percentage of common stock outstanding are based on the aggregate of 46,141,935 shares of Common Stock outstanding as of February 15, 2017, adjusted as required by the rules promulgated by the SEC.  The Company does not know of any arrangements, including any pledge by any person of securities of the Company, the operation of which may at a subsequent date result in a change of control of the Company.

Name and Address of Beneficial Owners (1)	Number of Shares	Percentage of Common Stock Outstanding
5% Holders
First Eagle Investment Management, LLC(2)	6,861,658	14.9%
1345 Avenue of the Americas
New York, NY 10105
Nantahala Capital Management, LLC(3)	3,429,353	7.4%
888 Seventh Avenue
New York, NY 10019
Directors and Executive Officers
Remi Barbier(4)	11,528,310	20.0%
Nadav Friedmann, Ph.D., M.D.(5)	3,271,613	6.6%
Peter S. Roddy(6)	1,364,337	2.9%
Sanford R. Robertson(7)	956,030	2.0%
Robert Z. Gussin, Ph.D.(7)	545,028	1.2%
Michael J. O’Donnell, Esq.(8)	373,240	*
Saira Ramasastry(9)	163,540	*
Patrick J. Scannon, M.D., Ph.D.(10)	483,294	1.0%
All directors, executive officers and nominees for director as a group (8 persons)(11)	18,685,392	32.7%

(1)

This table is based upon information supplied by officers, directors and principal stockholders and Schedules 13G filed with the SEC.  Unless otherwise indicated in the footnotes to this table, and subject to community property laws where applicable, each of the stockholders named in this table has sole voting and investment power with respect to the shares indicated as beneficially owned.  The address for directors and executive officers is the Company’s address.

(2)	Based on a Schedule 13G/A as filed with the SEC and dated February 6, 2017.
(3)	Based on a Schedule 13G/A as filed with the SEC and dated February 14, 2017.
(4)

Includes (i) 4,461,370 shares issuable pursuant to options exercisable within 60 days of February 15, 2017, (ii) 373,147 shares issuable pursuant to options exercisable within 60 days of February 15, 2017 by Mr. Barbier’s spouse, who is an employee of the Company and (iii) 2,178,762 shares held by members of Mr. Barbier’s immediate family.  Mr. Barbier is also a 5% Holder.

(5)	Includes 2,820,720 shares issuable pursuant to options exercisable within 60 days of February 15, 2017 and 1,000 shares held in trust by Dr. Friedmann for a member of Dr. Friedmann’s family.
(6)

On February 14, 2017, Mr. Roddy resigned as Vice President, Chief Financial Officer and Secretary effective March 9, 2017.  Includes 1,242,858 shares issuable pursuant to options exercisable within 60 days of February 15, 2017.

(7)	Includes 517,668 shares issuable pursuant to options exercisable within 60 days of February 15, 2017.
(8)	Includes 341,122 shares issuable pursuant to options exercisable within 60 days of February 15, 2017.
(9)	Includes 163,540 shares issuable pursuant to options exercisable within 60 days of February 15, 2017.
(10)	Includes 483,294 shares issuable pursuant to options exercisable within 60 days of February 15, 2017.
(11)	Includes 10,921,387 shares issuable pursuant to options exercisable within 60 days of February 15, 2017.

*    Represents beneficial ownership of less than one percent (1%) of the outstanding shares of Common Stock, adjusted as required by the rules promulgated by the SEC.

EXECUTIVE COMPENSATION AND OTHER MATTERS

Compensation Discussion and Analysis

Our compensation programs are designed to provide long-term and currently-paid compensation and cash and non-cash compensation for our executive officers in order to align the compensation of our executive officers with our performance on a short-term and long-term basis.  Our compensation programs reflect the following objectives:

•	to attract and retain high-performing executive talent;
•	to encourage corporate behavior that is consistent with our values and goals;
•	to create financial incentives for superior performance;
•

to balance the achievement of corporate and individual goals, whereby individual executives are rewarded for the performance of the business functions for which they are responsible in addition to our overall performance;

•	to ensure that our executive compensation programs are competitive with those of regional companies in our industry, so that we can continue to attract, retain and motivate executive talent; and
•	to encourage the development of a diverse executive talent pool and continuity of leadership.

These objectives include qualitative factors that strengthen our ability to meet long-term growth, such as demonstrated leadership ability, management development, ensuring compliance with laws, regulations and our policies, and anticipating and responding to changing conditions.

We do not have a set policy for allocating long-term and currently-paid compensation.  Each year, our Compensation Committee determines the amount and allocation of long-term and currently-paid compensation and cash and non-cash compensation for executive officers.  We believe there is no single source of data that provides the information sought by the Compensation Committee to arrive at these determinations.  We have relied on data from a number of sources, including a review of internally generated industry surveys; the experience and knowledge of members of the Compensation Committee, Board of Directors and senior management; and additional factors such as recent market trends and general business conditions.  Survey data from prior years that we use include compensation information regarding publicly-held companies in our industry that are similar in size, breadth, stage of development or complexity to us.

While none of these sources of data are prescriptive per se, each source helps the Compensation Committee evaluate the appropriateness of total compensation for each executive at a particular point in the Company’s life cycle.  For example, a certain position may be highly strategic for a period of time and we believe it may therefore be desirable to pay that position closer to the level of a chief executive officer during that period of time.

To assist the Compensation Committee with its responsibilities, we provide briefing materials prepared or summarized by management.  Our Chief Executive Officer participates in the collection and dissemination of briefing materials and interacts with the Compensation Committee in reviewing some of the elements of yearly performance and compensation of the executive management team.  The Compensation Committee believes that an appropriate level of input from our Chief Executive Officer provides a necessary and valuable perspective in helping the Compensation Committee formulate its own independent views on compensation.  The Compensation Committee makes all final determinations as to compensation levels for executive officers.

Elements of Executive Compensation

We focus our executive compensation program on three related but distinct elements: base salary, cash bonuses and stock related compensation. We did not purchase or generate updated internal survey data in connection with the review of compensation in 2016.

Base Salary. We offer a base salary to attract and retain qualified executive officers. Base salaries are based on broad salary ranges that take into consideration a number of factors, including:

•	an executive’s job responsibilities,
•	individual performance,
•	our corporate performance,
•	competitive market data and
•	our total compensation expense.

Changes to base salary vary according to individual contributions to our success and comparisons to similar positions here and at other comparable companies.

In mid-2016, after reviewing each executive’s job responsibilities, individual performance, our corporate performance, competitive market data and our total compensation expense, the annualized salary of Mr. Barbier was increased by about 5% to $875,000 from $835,000, the annualized salary of Dr. Friedmann was increased by about 5% to $320,000 from $305,000 and the annualized salary of Mr. Roddy was increased by about 4% to $375,000 from $360,000.

Bonuses - background.  Each executive officer is eligible for an annual cash bonus.  We provide such bonuses to motivate executive officers to perform on behalf of general corporate goals and to perform in their areas of responsibility.  We do not have a policy of prospectively establishing annual target bonuses or bonus criteria.

Each individual executive officer’s bonus for the prior year is determined through an evaluation of overall corporate performance with a particular focus on our progress since the prior year’s bonus determination in the areas of research and development, finance and other operations.

No bonus in 2016, 2015 or 2014.  In 2016, the Compensation Committee determined that no bonuses were to be paid for 2016.  Likewise, for 2015 and 2014, no bonus payments were paid.

Stock Related Compensation. Stock related compensation includes both stock option grants and other types of equity awards within the terms of our 2008 Equity Incentive Plan, or “the Equity Plan”.

Each executive officer is eligible for stock option grants as well as share-based awards that vest upon achievement of certain performance criteria, or “Performance Awards”.  Such grants are intended to link executive rewards with stockholder value over time.  Only our Board of Directors, acting in its sole discretion, or the Compensation Committee grants options or Performance Awards to our executive officers.

We view stock options as one of the more important components of our long-term, performance-based compensation philosophy.  We provide options through initial grants at or near the date of hire and through subsequent periodic grants.  Options for executive officers are granted, vest and become exercisable at such time as determined by our Board of Directors.  Generally, stock option grants are exercisable over a four-year period and have an exercise price equal to the fair market value of our stock at the time of grant.  Initial grants are based on ranges that take into consideration an executive’s job responsibilities and competitive market data.  For subsequent periodic grants, the Compensation Committee evaluates performance based on each individual’s contribution to the long-term success and growth of the Company, the Company’s performance based on the factors discussed above and the motivational value of additional incremental stock option grants.  No stock options are granted in the absence of satisfactory performance.  Stock option grants generally terminate shortly after an executive officer ceases providing services to the Company.

We grant periodic additional stock options:

•	to reflect the individuals’ ongoing contributions;
•	to create an incentive to remain with us; and
•	to provide a long-term incentive to achieve or exceed our financial goals.

In granting stock options in the current year, we may consider the cumulative benefit of stock options granted in prior years.

No option grants in 2016.

No stock options were granted to our Named Executive Officers in 2016.

We do not have a program, plan or practice to time stock option grants to our executives in coordination with the release of material nonpublic information.  We have not re-priced any of our options and do not intend to re-price or otherwise adjust options in the event that the fair market value of Common Stock declines below an option grant price.

Any personal tax obligations resulting from equity awards are the responsibility of the award recipient.  If we issue certain shares for equity awards net of applicable individual taxes, the number of shares issued would be reduced, without reducing the amount of taxable compensation to the award recipient.

Performance Awards

We have granted share-based awards that vest upon achievement of certain performance criteria, or Performance Awards.

No Performance Awards were granted in 2016.

In 2015, the Compensation Committee established Performance Awards and cash-based incentives for employees related to acceptance of the New Drug Application, or NDA, for REMOXY ER (oxycodone) capsules CII, or REMOXY by the U.S. Food and Drug Administration, or FDA.

In 2016, after the FDA accepted the NDA for REMOXY, these Performance Awards vested and cash-based incentives were paid.  Mr. Barbier received 145,300 shares issued net of statutory taxes and a pretax cash payment of $300,000, Dr. Friedman received 100,000 shares and a pre-tax cash payment of $150,000 and Mr. Roddy received 18,386 shares net of statutory taxes and a pre-tax cash payment of $40,000.

Other Compensation

We do not offer any of our employees a pension plan, retirement plan or other forms of compensation or perquisites paid out upon retirement.  Executive officers are eligible for other benefits in each case on generally the same basis as other employees, subject to applicable law.

Employee Medical and Welfare Benefit Plans:  Our employee medical and welfare benefit plans include medical, dental, life, disability and accidental death and dismemberment insurance. We add to taxable income of each Named Executive an amount representing the premium for term life insurance.

2000 Employee Stock Purchase Plan:    Our Named Executives are eligible to participate in our 2000 Employee Stock Purchase Plan, or ESPP, but did not participate in the ESPP in 2016.  We may terminate the ESPP at any time.

401(k) Plan:  We maintain a 401(k) Plan that is a defined contribution plan intended to qualify under Section 401(a) of the  IRS Code.  We have not matched any pre-tax contributions to the 401(k) Plan.

Paid Time Off:  Our executive officers do not accrue vacation benefits available to our other employees, but do receive other paid time off benefits on the same basis as other employees.

Post-Employment Obligations

We have an employment agreement with Mr. Barbier that provide for payments related to termination without cause.  The primary basis for selecting termination without cause for triggering payment was that such terms are deemed necessary in attracting and retaining high-performing executive talent.  For additional information on the specific terms and conditions of this employment arrangements, see the discussion in the section entitled “Employment and Severance Arrangements” of this proxy statement.

Accounting and Tax Considerations

Generally, the expense related to an option grant or award is established at the time of awards for purposes of financial reporting and recognized as appropriate over the period of time covered by the option grant or award.  Our financial statements include more information regarding accounting for stock options.

The tax deductions related to equity awards are generally determined in the future, usually at the time of exercise or sale of the underlying stock from stock options or at the time of vesting of other equity awards.  These tax deductions may be more or less than the amount of the underlying expense recorded for financial reporting purposes.  We cannot predict the amount of tax deductions we earn in the future, if any, because the deductions are based on the fair market value of Common Stock on the date when the tax deduction is earned.

Under current U.S. tax law, publicly-held companies may be precluded from deducting certain compensation paid to an executive officer in excess of $1.0 million in a year.  The regulations exclude from this limit performance-based compensation and stock options provided certain requirements, such as stockholder approval, are satisfied.  We plan to take actions, as necessary and appropriate, to ensure that our stock option plans and executive annual cash bonus plans qualify for exclusion.  In addition, distributions under severance arrangements with an executive officer can only be made after six months after separation from service.  We have endeavored and will continue to endeavor to structure our compensation arrangements to comply with current U.S. tax laws.

Stock Ownership Guidelines

We do not have any stock ownership guidelines, ownership goals or holding requirements.  We have an insider trading policy that establishes certain restrictions on trading windows.

As we succeed in achieving approval for and commercializing our drug candidates, we expect that we will adapt the elements of our compensation program as appropriate and may include or substitute other elements in our compensation program.  Changes in the elements of our compensation program may also reflect changes in the importance of tax or accounting treatments of a particular element of our compensation program.

Results of 2016 Say on Pay Advisory Vote

In 2016, our stockholders approved, in an advisory vote, the 2015 compensation paid to the Company’s named executive officers.  We considered this approval in our review of our compensation programs and in providing compensation for our executive officers in 2016.

Summary Compensation Table

The following table sets forth information regarding compensation for each of our executive officers.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compen- sation ($)	All Other Compen- sation ($)	Total ($)
Remi Barbier	2016	855,000	—	432,000	1,147,646	300,000	4,386	2,739,032
President, Chief Executive Officer	2015	818,958	—	—	1,229,886	—	4,386	2,053,230
and Chairman of the Board	2014	767,500	—	—	1,200,070	—	2,576	1,970,146

Nadav Friedmann, Ph.D., M.D.	2016	312,500	—	216,000	586,586	150,000	—	1,265,086
Chief Medical and Operating Officer	2015	298,125	—	—	619,712	—	—	917,837
and Director	2014	283,500	—	—	604,813	—	9,270	897,583

Peter S. Roddy	2016	367,500	—	54,000	292,046	40,000	4,386	757,932
Vice President and Chief	2015	353,125	—	—	304,445	—	4,386	661,956
Financial Officer	2014	338,500	—	—	291,122	—	4,816	634,438

On February 14, 2017, Mr. Roddy resigned as Vice President, Chief Financial Officer and Secretary effective March 9, 2017.  Assumptions used in calculating the value of Stock Awards and Option Awards are described in Note 6 to the Financial Statements in our Annual Report on Form 10-K for the year ended December 31, 2016, incorporated herein by reference.  Stock Awards and Non-Equity Incentive Plan Compensation in 2016 was related to the acceptance of the NDA for REMOXY by the FDA.  For information about these awards, see section herein entitled “Compensation Discussion and Analysis.”  All Other Compensation includes life insurance premiums paid by us on behalf of our executive officers.

Grants of Plan-Based Awards

There were no grants of plan-based awards during 2016 to our executive officers named in the Summary Compensation Table.

Outstanding Equity Awards at Fiscal Year End

The following table sets forth information regarding the outstanding equity awards at December 31, 2016 held by each of the executive officers named in the Summary Compensation Table.

		Option Awards				Stock Awards
Name	Option/ Award Grant Date	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Option Exercise Price ($)	Option Expiration Date	Equity Incentive Plan Awards: Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Remi Barbier	6/8/07	557,677	—	4.82	6/8/17
	6/13/08	557,677	—	4.39	6/13/18
	7/31/09	514,778	—	2.58	7/31/19
	9/1/10	514,778	—	3.41	9/1/20
	6/1/11	392,213	—	7.65	6/1/21
	6/8/12	457,581	—	3.34	6/8/22
	6/8/12					400,000	952,000
	6/5/13	437,500	62,500	2.41	6/5/23
	6/6/14	375,000	225,000	5.00	6/6/24
	6/6/14					200,000	1,000,000
	11/14/14	312,500	287,500	1.72	11/14/24
	12/11/15	150,000	450,000	1.86	12/11/25
Nadav Friedmann, Ph.D., M.D.	6/8/07	514,754	—	4.82	6/8/17
	12/7/07	102,954	—	6.15	12/7/17
	6/13/08	514,777	—	4.39	6/13/18
	7/31/09	257,387	—	2.58	7/31/19
	9/1/10	257,387	—	3.41	9/1/20
	6/1/11	196,106	—	7.65	6/1/21
	6/8/12	196,106	—	3.34	6/8/22
	6/8/12					261,475	622,311
	6/5/13	262,500	37,500	2.41	6/5/23
	6/6/14	187,500	112,500	5.00	6/6/24
	6/6/14					100,000	500,000
	11/14/14	156,250	143,750	1.72	11/14/24
	12/11/15	75,000	225,000	1.86	12/11/25
Peter S. Roddy	6/8/07	214,488	—	4.82	6/8/17
	6/13/08	214,489	—	4.39	6/13/18
	7/31/09	120,113	—	2.58	7/31/19
	9/1/10	120,113	—	3.41	9/1/20
	6/1/11	91,516	—	7.65	6/1/21
	6/8/12	91,515	—	3.34	6/8/22
	6/8/12					98,053	233,366
	6/5/13	131,250	18,750	2.41	6/5/23
	6/6/14	93,750	56,250	5.00	6/6/24
	6/6/14					5,000	25,000
	11/14/14	78,125	71,875	1.72	11/14/24
	12/11/15	37,500	112,500	1.86	12/11/25

On February 14, 2017, Mr. Roddy resigned as Vice President, Chief Financial Officer and Secretary effective March 9, 2017.  Option Awards were granted with an exercise price equal to the fair market value on the date of grant.  One forty-eighth of the shares subject to each such option vest and become exercisable one month after the vesting commencement date, and an additional one forty-eighth of the shares subject to such option vest each month thereafter.  Stock Awards reflect Performance Awards.  Stock Awards granted on June 8, 2012 vest upon achievement of regulatory approval of REMOXY.  Stock Awards granted on June 6, 2014 vest upon achievement of a regulatory milestone regarding FENROCK.  REMOXY, REMOXY ER and FENROCK are trademarks of the Company.

Option Exercises

No options were exercised in 2016 by the executive officers named in the Summary Compensation Table.

Employment and Severance Arrangement

We have an employment agreement with Mr. Barbier which include payments related to termination of employment without cause.  The employment agreement with Mr. Barbier automatically renews for consecutive one-year terms each July unless the Company or Mr. Barbier terminates the agreement 90 days prior to the end of the then-current term or otherwise at any time on sixty days’ notice. The agreement entitles Mr. Barbier to serve on the Board of Directors for as long as he is our President and Chief Executive Officer. Thereafter, he will remain a member of the Board of Directors only if we terminate his employment without cause. The agreement also provides that if we terminate Mr. Barbier for reasons other than cause we must pay him his base salary for 12 months, provide him continued participation in our medical and disability plans for 12 months and continuation of insurance policies covering Mr. Barbier as of the date of termination.

Mr. Barbier’s employment agreement defines “cause” as a termination for any of the following, unless cured within five business days of Mr. Barbier receiving notice of such event:

•	any intentional action or failure to act that was performed in bad faith and to the detriment of the Company;
•	any intentional action or failure to act in accordance with any lawful and proper direction or order of the Board of Directors;
•	any willful and habitual neglect of the duties of employment assigned by the Board of Directors; and
•	any felony conviction.

Under Mr. Barbier’s employment agreement, a termination for reasons “other than cause” also includes a resignation by Mr. Barbier for any of the following:

•	the assignment to or reduction of Mr. Barbier’s duties that results in a significant diminution in Mr. Barbier’s position or responsibilities;
•	the substantial reduction, without good business reasons, of the facilities or perquisites (including office space and location) available to Mr. Barbier;
•	a reduction of Mr. Barbier’s base compensation, other than a bonus reduction resulting from application of a bonus plan or formula consistent with prior practice;
•	a material reduction in the kind or level of employee benefits available to Mr. Barbier that would result in his overall benefits package being significantly reduced;
•	the relocation of Mr. Barbier to a facility more than 25 miles from the then current location;
•	any termination of Mr. Barbier which is not effected for “cause,” for valid grounds or due to Mr. Barbier’s death or disability; or
•	any purported termination of Mr. Barbier’s employment without meeting the term-end 90-day prior notice requirements described above.

In the event of a change of control in which this employment agreement is not assumed by the successor entity either operation of law or by assignment, Mr. Barbier’s employment with the Company shall be deemed to be termination for “other than cause.”  The cost of our post-employment obligations to Mr. Barbier cannot be determined until a termination has occurred. However, assuming Mr. Barbier’s employment was terminated for reasons other than cause on December 31, 2016, we would have had to pay Mr. Barbier approximately $875,000, $15,000 and $5,000 for base salary, medical and disability plan-related expenses and insurance policy expenses, respectively, pursuant to the employment agreement.

Director Compensation

The following table sets forth all director compensation for 2016 for all directors who are not named executive officers.

	Option Awards ($)	Total ($)
Robert C. Gussin, Ph.D.	143,928	143,928
Michael J. O'Donnell, Esq.	111,990	111,990
Saira Ramasastry	143,750	143,750
Sanford R. Robertson	143,929	143,929
Patrick J. Scannon, M.D., Ph.D.	118,034	118,034

Assumptions made in the valuation of Option Awards are described in Note 6 to the Financial Statements in our Annual Report on Form 10-K for the year ended December 31, 2016, incorporated herein by reference.

We maintain director and officer indemnification insurance coverage.  This insurance covers directors and officers individually.  These policies currently run from July 13, 2016 through July 12, 2017 at a total annual cost of approximately $455,000.  The primary carrier is U.S. Specialty Insurance Company.  We reimburse our officers and directors for expenses incurred in attending any Board of Directors or committee meeting.

Each non-employee director who serves as a director on the date of each Annual Stockholders Meeting automatically receives an option to purchase 50,000 shares of Common Stock.  A director who first becomes a non-employee director (except those directors who become non-employee directors by ceasing to be employee directors) automatically receives an option to purchase 50,000 shares of Common Stock on the date he or she is appointed to the Board of Directors.  All options automatically granted to non-employee directors will:

•	vest as to 25% of the shares subject to the option on each anniversary of the date of grant, subject to his or her continuing to serve as a member of the Board of Directors on such date;
•	be exercisable only while he or she remains a member of the Board of Directors;
•	have a term of 10 years; and
•	have an exercise price equal to 100% of the fair market value per share of Common Stock on the date of grant.

In June 2016, the Board of Directors granted an option to purchase 15,000 shares of Common Stock at $2.03 per share to each non-employee director then serving on a committee of the Board of Directors.  These options were granted at 100% of the fair market value per share of Common Stock on the date of grant and vest as to 1/48th of the shares subject to such options each month from the date of grant, subject to each individual continuing to serve as a member of the Board of Directors on such date.  These option grants have a term of 10 years.

REPORT OF THE COMPENSATION COMMITTEE

OF THE BOARD OF DIRECTORS

The purpose of the Compensation Committee of the Board of Directors is, in part, to review and approve the compensation and benefits to be provided to the officers and directors of the Company and to administer the Company’s various stock plans and the issuance of stock options and other stock-related awards not pursuant to a plan.  The Compensation Committee shall also make recommendations to the Board of Directors regarding adoption or modification of all stock plans.

One of the Compensation Committee’s goals is to ensure that the Company’s executive compensation programs are competitive with those of regional companies in our industry.  In addition, the Compensation Committee strives to enable the Company to attract and retain key people and motivate them to achieve or exceed certain key objectives of the Company by making individual compensation directly dependent on the achievement of certain corporate and individual goals, and by providing rewards for meeting or exceeding those goals.

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis with management.  Based on the review and discussion, the Compensation Committee has recommended to the Board of Directors that the Compensation Discussion and Analysis be included in the Company’s proxy statement.

Respectfully Submitted By:

MEMBERS OF THE COMPENSATION COMMITTEE

Robert Z. Gussin, Ph.D.

Sanford R. Robertson

Dated:  March 7, 2017

REPORT OF THE AUDIT COMMITTEE

OF THE BOARD OF DIRECTORS

The Audit Committee operates under a written charter adopted by the Board of Directors.  The purpose of the Audit Committee includes the following:

•	Oversee the accounting and financial reporting processes of the Company and audits of the financial statements of the Company;
•	Assist the Board of Directors of the Company in oversight and monitoring:
•	the integrity of the Company’s financial statements;
•	the Company’s financial reporting process;
•	the Company’s compliance with legal and regulatory requirements under applicable securities law;
•	the independent registered public accounting firms’ qualifications, independence and performance; and
•	the Company’s systems of internal accounting and financial controls;
•	Prepare a report in the Company’s annual proxy statement in accordance with the rules of the SEC;
•	Provide the Board of Directors with the results of its monitoring and recommendations derived therefrom; and
•

Provide to the Board of Directors such additional information and materials as it may deem necessary to make the Board aware of significant financial matters that come to its attention and that require the attention of the Board of Directors.

Management has the primary responsibility for the financial statements and the reporting process including the system of internal controls.

In fulfilling its responsibilities, the Audit Committee has:

•	Reviewed and discussed the audited financial statements, including balance sheets, related statements of operations, stockholders’ equity and cash flows, with management;
•

Discussed with Ernst & Young LLP, the independent auditor, matters required to be discussed by the statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1. AU section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T;

•

Received from Ernst & Young LLP the written disclosures and the letter required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the Audit Committee concerning independence; and

•	Discussed with Ernst & Young LLP the independent accountant’s independence.

The Audit Committee discusses with the Company’s independent registered public accounting firm, the overall scope and plans for their audits.  The Audit Committee meets with the independent registered public accounting firm, with and without management present, to discuss the results of their examinations, their evaluations of the Company’s internal controls and the overall quality of the Company’s financial reporting.

Based on the foregoing, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s annual report on Form 10-K for the year ended December 31, 2016 for filing with the SEC.  The Audit Committee and the Board of Directors have also recommended, subject to stockholder ratification, the selection of the Company’s independent registered public accounting firm.

Respectfully Submitted by:

MEMBERS OF THE AUDIT COMMITTEE

Sanford R. Robertson, Audit Committee Chair

Robert Z. Gussin, Ph.D.

Saira Ramasastry

Dated: March 7, 2017

The information contained above under the captions “Report of the Compensation Committee of the Board of Directors” and “Report of the Audit Committee of the Board of Directors” shall not be deemed to be soliciting material or to be filed with the SEC, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended, (the “Securities Act”) or the Exchange Act, except to the extent that the Company specifically incorporates it by reference into such filing.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our officers and directors, and persons who own more than ten percent of a registered class of our equity securities, to file reports of ownership and changes in ownership with the SEC.  Such officers, directors and ten-percent stockholders are also required by SEC rules to furnish us with copies of all forms that they file pursuant to Section 16(a).  Based solely on its review of the copies of such forms received by it, or written representations from certain reporting persons, we believe that our executive officers and directors complied with all such applicable filing requirements during fiscal 2016.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Related Party Transactions

There has not been nor is there currently proposed any transaction or series of similar transactions to which we were or are to be a party in which the amount involved exceeds $120,000 and in which any director, executive officer, holder of more than 5% of our Common Stock or any member of the immediate family of any of the foregoing persons had or will have a direct or indirect material interest, other than fees and expenses incurred for legal services, described below, and compensation agreements and other arrangements which are described in “Employment and Severance Arrangements” and the indemnification agreements described below. In accordance with the charter of the Company’s Audit Committee, the Company's policy is to require that any related party transactions be reviewed and approved by the Audit Committee.

Legal Services

During 2016, Morrison & Foerster, LLP provided legal services to the Company. Mr. O’Donnell, a director of the Company, is a member of Morrison & Foerster, LLP. We incur expenses for legal services from Morrison Foerster, LLP that vary depending upon our legal needs.  We believe the legal fees paid in 2016 to Morrison Foerster, LLP were less than 5% of the firm’s total gross revenues for its last completed fiscal year.

Independence of Directors

The Board of Directors has determined that directors Robert Z. Gussin, Ph.D., Michael J. O’Donnell, Esq., Saira Ramasastry, Sanford R. Robinson and Patrick J. Scannon, M.D., Ph.D. are each independent as defined under the NASDAQ Stock Market LLC listing standards.  In determining the independence of Mr. O’Donnell, our Board of Directors reviews our relationship with Morrison & Foerster, LLP in conjunction with the applicable independence guidelines under the applicable listing standards of the NASDAQ Stock Market LLC.  The Board of Directors has also determined that each member of the Compensation Committee is independent as defined under the NASDAQ Stock Market LLC listing standards, and that each member of the Audit Committee is independent as defined under NASDAQ Stock Market LLC listing standards, as well as applicable SEC rules.

Indemnification of Directors and Officers

We have entered into indemnification agreements with each of our directors and officers, which require us to indemnify its directors and officers to the fullest extent permitted by Delaware law.

OTHER MATTERS

We know of no other matters to be submitted to the meeting.  If any other matters properly come before the meeting, it is the intention of the persons named in the enclosed Proxy form to vote the shares they represent as the Board of Directors may recommend.

THE BOARD OF DIRECTORS

Dated: March 7, 2017

APPENDIX A

Form of Certificate of Amendment

of

Restated Certificate of Incorporation

Pain Therapeutics, Inc. (the “Corporation”), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “DGCL”), hereby adopts this Certificate of Amendment (this “Certificate of Amendment”), which amends its Restated Certificate of Incorporation (the “Certificate of Incorporation”), as described below, and does hereby further certify that:

FIRST:  The Board of Directors of the Corporation duly adopted a resolution proposing and declaring advisable the amendment to the Certificate of Incorporation described herein, and the Corporation’s stockholders duly adopted such amendment, all in accordance with the provisions of Section 242 of the DGCL.

SECOND:  Article Fourth of the Certificate of Incorporation is hereby amended by adding the following paragraph to follow the first paragraph of such article and to precede the second paragraph of such article:

“Effective as of the close of business, Eastern Time, on the date of filing of this Certificate of Amendment with the Secretary of State of the State of Delaware (the “Effective Time”), each [ten (10)] outstanding shares of the Corporation’s Common Stock, par value $0.001 per share, shall automatically and without any action on the part of the respective holders thereof be exchanged and combined into one (1) share of Common Stock, par value $0.001 per share. At the Effective Time, there shall be no change in the number of authorized shares that the Corporation shall have the authority to issue. No fractional shares shall be issued in connection with the exchange. In lieu thereof, any person who holds a fraction of one (1) share of Common Stock after the exchange shall be entitled to receive one (1) share of Common Stock.”

A-1

APPENDIX B

PAIN THERAPEUTICS, INC.

2017 OMNIBUS INCENTIVE PLAN

1. Purposes of the Plan.  The purposes of this Plan are to attract and retain the best available personnel, to provide additional incentives to Employees, Directors and Consultants and to promote the success of the Company’s business.

2. Definitions.  The following definitions shall apply as used herein and in the individual Award Agreements except as defined otherwise in an individual Award Agreement.  In the event a term is separately defined in an individual Award Agreement, such definition shall supersede the definition contained in this Section 2.

(a) “Administrator” means the Board or any of the Committees appointed to administer the Plan.
(b) “Affiliate” and “Associate” shall have the respective meanings ascribed to such terms in Rule 12b‑2 promulgated under the Exchange Act.

(c) “Applicable Laws” means the legal requirements relating to the Plan and the Awards under applicable provisions of federal securities laws, state corporate and securities laws, the Code, the rules of any applicable stock exchange or national market system, and the rules of any non-U.S. jurisdiction applicable to Awards granted to residents therein.

(d) “Assumed” means that pursuant to a Corporate Transaction either (i) the Award is expressly affirmed by the Company or (ii) the contractual obligations represented by the Award are expressly assumed (and not simply by operation of law) by the successor entity or its Parent in connection with the Corporate Transaction with appropriate adjustments to the number and type of securities of the successor entity or its Parent subject to the Award and the exercise or purchase price thereof which at least preserves the compensation element of the Award existing at the time of the Corporate Transaction as determined in accordance with the instruments evidencing the agreement to assume the Award.

(e) “Award” means the grant of an Option, SAR, Dividend Equivalent Right, Restricted Stock, Restricted Stock Unit, Cash-Based Award or other right or benefit under the Plan.
(f) “Award Agreement” means the written agreement evidencing the grant of an Award executed by the Company and the Grantee, including any amendments thereto.
(g) “Board” means the Board of Directors of the Company.
(h) “Cash-Based Award” means an award denominated in cash that may be settled in cash and/or Shares, which may be subject to restrictions, as established by the Administrator.

(i) “Cause” means, with respect to the termination by the Company or a Related Entity of the Grantee’s Continuous Service, that such termination is for “Cause” as such term (or word of like import) is expressly defined in a then-effective written agreement between the Grantee and the Company or such Related Entity, or in the absence of such then-effective written agreement and definition, is based on, in the determination of the Administrator, the Grantee’s:  (i) performance of any act or failure to perform any act in bad faith and to the detriment of the Company or a Related Entity; (ii) dishonesty, intentional misconduct or material breach of any agreement with the Company or a Related Entity; or (iii) commission of a crime involving dishonesty, breach of trust, or physical or emotional harm to any person.

(j) “Change in Control” means a change in ownership or control of the Company effected through either of the following transactions:

(i) the direct or indirect acquisition by any person or related group of persons (other than an acquisition from or by the Company or by a Company-sponsored employee benefit plan or by a person that directly or indirectly controls, is controlled by, or is under common control with, the Company) of beneficial ownership (within the meaning of Rule 13d‑3 of the Exchange Act) of securities possessing more than fifty percent (50%) of the total combined voting power of the Company’s outstanding securities pursuant to a tender or exchange offer made directly to the Company’s stockholders which a majority of the Continuing Directors who are not Affiliates or Associates of the offeror do not recommend such stockholders accept, or

(ii) a change in the composition of the Board over a period of twelve (12) months or less such that a majority of the Board members (rounded up to the next whole number) ceases, by reason of one or more contested elections for Board membership, to be comprised of individuals who are Continuing Directors.

(k) “Code” means the Internal Revenue Code of 1986, as amended.
(l) “Committee” means any committee composed of members of the Board appointed by the Board to administer the Plan.
(m) “Common Stock” means the common stock of the Company.
(n) “Company” means Pain Therapeutics, Inc., a Delaware corporation, or any successor entity that adopts the Plan in connection with a Corporate Transaction.

(o) “Consultant” means any person (other than an Employee or a Director, solely with respect to rendering services in such person’s capacity as a Director) who is engaged by the Company or any Related Entity to render consulting or advisory services to the Company or such Related Entity.

(p) “Continuing Directors” means members of the Board who either (i) have been Board members continuously for a period of at least twelve (12) months or (ii) have been Board members for less than twelve (12) months and were elected or nominated for election as Board members by at least a majority of the Board members described in clause (i) who were still in office at the time such election or nomination was approved by the Board.

(q) “Continuous Service” means that the provision of services to the Company or a Related Entity in any capacity of Employee, Director or Consultant is not interrupted or terminated.  In jurisdictions requiring notice in advance of an effective termination as an Employee, Director or Consultant, Continuous Service shall be deemed terminated upon the actual cessation of providing services to the Company or a Related Entity notwithstanding any required notice period that must be fulfilled before a termination as an Employee, Director or Consultant can be effective under Applicable Laws.  A Grantee’s Continuous Service shall be deemed to have terminated either upon an actual termination of Continuous Service or upon the entity for which the Grantee provides services ceasing to be a Related Entity.  Continuous Service shall not be considered interrupted in the case of (i) any approved leave of absence, (ii) transfers among the Company, any Related Entity, or any successor, in any capacity of Employee, Director or Consultant, or (iii) any change in status as long as the individual remains in the service of the Company or a Related Entity in any capacity of Employee, Director or Consultant (except as otherwise provided in the Award Agreement).  Notwithstanding the foregoing, except as otherwise determined by the Administrator, in the event of any spin-off of a Related Entity, service as an Employee, Director or Consultant for such Related Entity following such spin-off shall be deemed to be Continuous Service for purposes of the Plan and any Award under the Plan.  An approved leave of absence shall include sick leave, military leave, or any other authorized personal leave.  For purposes of each Incentive Stock Option granted under the Plan, if such leave exceeds three (3) months, and reemployment upon expiration of such leave is not guaranteed by statute or contract, then the Incentive Stock Option shall be treated as a Non-Qualified Stock Option on the day three (3) months and one (1) day following the expiration of such three (3) month period.

(r) “Corporate Transaction” means any of the following transactions, provided, however, that the Administrator shall determine under parts (iv) and (v) whether multiple transactions are related, and its determination shall be final, binding and conclusive:

(i) a merger or consolidation in which the Company is not the surviving entity, except for a transaction the principal purpose of which is to change the state in which the Company is incorporated;

(ii) the sale, transfer or other disposition of all or substantially all of the assets of the Company;
(iii) the complete liquidation or dissolution of the Company;

(iv) any reverse merger or series of related transactions culminating in a reverse merger (including, but not limited to, a tender offer followed by a reverse merger) in which the Company is the surviving entity but (A) the shares of Common Stock outstanding immediately prior to such merger are converted or exchanged by virtue of the merger into other property, whether in the form of securities, cash or otherwise, or (B) in which securities possessing more than fifty percent (50%) of the total combined voting power of the Company’s outstanding securities are transferred to a person or persons different from those who held such securities immediately prior to such merger or the initial transaction culminating in such merger, but excluding any such transaction or series of related transactions that the Administrator determines shall not be a Corporate Transaction; or

(v) acquisition in a single or series of related transactions by any person or related group of persons (other than the Company or by a Company-sponsored employee benefit plan) of beneficial ownership (within the meaning of Rule 13d-3 of the Exchange Act) of securities possessing more than fifty percent (50%) of the total combined voting power of the Company’s outstanding securities but excluding any such transaction or series of related transactions that the Administrator determines shall not be a Corporate Transaction.

(s) “Covered Employee” means an Employee who is a “covered employee” under Section 162(m)(3) of the Code.
(t) “Director” means a member of the Board or the board of directors of any Related Entity.

(u) “Disability” means as defined under the long-term disability policy of the Company or the Related Entity to which the Grantee provides services regardless of whether the Grantee is covered by such policy.  If the Company or the Related Entity to which the Grantee provides service does not have a long-term disability plan in place, “Disability” means that a Grantee is unable to carry out the responsibilities and functions of the position held by the Grantee by reason of any medically determinable physical or mental impairment for a period of not less than ninety (90) consecutive days.  A Grantee will not be considered to have incurred a Disability unless he or she furnishes proof of such impairment sufficient to satisfy the Administrator in its discretion.

(v) “Dividend Equivalent Right” means a right entitling the Grantee to compensation measured by dividends paid with respect to Common Stock, provided that no such right may be granted with respect to Options or SARs.  Dividend Equivalent Rights granted in connection with a Restricted Stock Unit that vests based on the attainment of performance criteria shall be subject to the vesting of the underlying Restricted Stock Unit.

(w) “Employee” means any person, including an Officer or Director, who is in the employ of the Company or any Related Entity, subject to the control and direction of the Company or any Related Entity as to both the work to be performed and the manner and method of performance.  The payment of a director’s fee by the Company or a Related Entity shall not be sufficient to constitute “employment” by the Company.

(x) “Exchange Act” means the Securities Exchange Act of 1934, as amended.
(y) “Fair Market Value” means, as of any date, the value of Common Stock determined as follows:

(i) If the Common Stock is listed on one or more established stock exchanges or national market systems, including without limitation, the NASDAQ Global Select Market, its Fair Market Value shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on the principal exchange or system on which the Common Stock is listed (as determined by the Administrator) on the date of determination (or, if no closing sales price or closing bid was reported on that date, as applicable, on the last trading date such closing sales price or closing bid was reported), as reported in The Wall Street Journal or such other source as the Administrator deems reliable;

(ii) If the Common Stock is regularly quoted on an automated quotation system (including the OTC Bulletin Board) or by a recognized securities dealer, its Fair Market Value shall be the closing sales price for such stock as quoted on such system or by such securities dealer on the date of determination, but if selling prices are not reported, the Fair Market Value of a share of Common Stock shall be the mean between the high bid and low asked prices for the Common Stock on the date of determination (or, if no such prices were reported on that date, on the last date such prices were reported), as reported in The Wall Street Journal or such other source as the Administrator deems reliable; or

(iii) In the absence of an established market for the Common Stock of the type described in (i) and (ii), above, the Fair Market Value thereof shall be determined by the Administrator in good faith.

(z) “Good Reason” means, with respect to the termination by the Grantee of the Grantee’s Continuous Service, that such termination is for “Good Reason” as such term (or word of like import) is expressly defined in a then-effective written agreement between the Grantee and the Company or a Related Entity, or in the absence of such then-effective written agreement and definition, means any of the following events or conditions unless consented to by the Grantee (and the Grantee shall be deemed to have consented to any such event or condition unless the Grantee provides written notice of the Grantee’s non-acquiescence within 30 days of the effective time of such event or condition):

(i) a change in the Grantee’s responsibilities or duties which represents a material and substantial diminution in the Grantee’s responsibilities or duties;

(ii) a material reduction in the Grantee’s base salary; provided that an across-the-board reduction in the salary level of substantially all other individuals in positions similar to the Grantee’s by the same percentage amount shall not constitute such a salary reduction; or

(iii) requiring the Grantee to be based at any place outside a 50 mile radius from the Grantee’s job location or residence except for reasonably required travel on business.
(aa) “Grantee” means an Employee, Director or Consultant who receives an Award under the Plan.
(bb) “Incentive Stock Option” means an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code.
(cc) “Non-Qualified Stock Option” means an Option not intended to qualify as an Incentive Stock Option.
(dd) “Officer” means a person who is an officer of the Company or a Related Entity within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.
(ee) “Option” means an option to purchase Shares pursuant to an Award Agreement granted under the Plan.
(ff) “Parent” means a “parent corporation”, whether now or hereafter existing, as defined in Section 424(e) of the Code.
(gg) “Performance-Based Compensation” means compensation qualifying as “performance-based compensation” under Section 162(m) of the Code.

(hh)  “Performance Period” means the period of time during which the performance goals must be met in order to determine the degree of payout and/or vesting with respect to, or the amount or entitlement to, an Award.

(ii) “Plan” means this 2017 Omnibus Incentive Plan, as may be amended from time to time.
(jj) “Related Entity” means any Parent or Subsidiary of the Company.

(kk) “Replaced” means that pursuant to a Corporate Transaction the Award is replaced with a comparable stock award or a cash incentive award or program of the Company, the successor entity (if applicable) or Parent of either of them which preserves the compensation element of such Award existing at the time of the Corporate Transaction and provides for subsequent payout in accordance with the same (or, for the Grantee, a more favorable) vesting schedule applicable to such Award.  The determination of Award comparability shall be made by the Administrator and its determination shall be final, binding and conclusive.

(ll) “Restricted Stock” means Shares issued under the Plan to the Grantee for such consideration, if any, and subject to such restrictions on transfer, rights of first refusal, repurchase provisions and forfeiture provisions, if any, and other terms and conditions as established by the Administrator.  Dividends payable in connection with a Restricted Stock Award that vests upon the attainment of performance criteria shall be held subject to the vesting of the underlying Share of Restricted Stock.

(mm) “Restricted Stock Units” means an Award which may be earned based on criteria, if any, established by the Administrator, including being earned in whole or in part upon the passage of time or the attainment of performance criteria established by the Administrator, and which may be settled for cash, Shares or other securities or a combination of cash, Shares or other securities as established by the Administrator.

(nn) “Rule 16b‑3” means Rule 16b‑3 promulgated under the Exchange Act or any successor thereto.
(oo) “SAR” means a stock appreciation right entitling the Grantee to Shares or cash compensation, as established by the Administrator, measured by appreciation in the value of Common Stock.
(pp) “Share” means a share of the Common Stock.
(qq) “Subsidiary” means a “subsidiary corporation”, whether now or hereafter existing, as defined in Section 424(f) of the Code.
3. Stock and Cash Subject to the Plan.

(a) Subject to the provisions of Section 10 below, the maximum aggregate number of Shares which may be issued pursuant to all Awards shall be 7,000,000 Shares.  Subject to the provisions of Section 10, below, the maximum aggregate number of Shares that may be issued pursuant to Incentive Stock Options is 7,000,000 Shares.  The Shares to be issued pursuant to Awards may be authorized, but unissued, or reacquired Common Stock.

(b) Any Shares covered by an Award (or portion of an Award) which is forfeited, canceled or expires (whether voluntarily or involuntarily) shall not be deemed to have been issued for purposes of determining the maximum aggregate number of Shares which may be issued under the Plan.  Shares that actually have been issued under the Plan pursuant to an Award shall not be returned to the Plan and shall not become available for future issuance under the Plan, except that if unvested Shares are forfeited, or repurchased by the Company at their original purchase price, or at the lower of their original purchase price or their Fair Market Value at the time of repurchase, such Shares shall become available for future grant under the Plan.  Any Shares covered by an Award which are surrendered (i) in payment of the Award exercise or purchase price (including pursuant to the “net exercise” of an option pursuant to Section 7(b)(v)) or (ii) in satisfaction of tax withholding obligations incident to the exercise, vesting or settlement of an Award shall be deemed to have been issued for purposes of determining the maximum number of Shares which may be issued pursuant to all Awards under the Plan.

4. Administration of the Plan.
(a) Plan Administrator.

(i) Administration with Respect to Directors and Officers.  With respect to grants of Awards to Directors or Employees who are also Officers or Directors of the Company, the Plan shall be administered by (A) the Board or (B) a Committee designated by the Board, which Committee shall be constituted in such a manner as to satisfy the Applicable Laws and to permit such grants and related transactions under the Plan to be exempt from Section 16(b) of the Exchange Act in accordance with Rule 16b‑3.  Once appointed, such Committee shall continue to serve in its designated capacity until otherwise directed by the Board.  In the case of Awards granted to Directors or Employees who are also Officers or Directors of the Company, references to the “Administrator” or to a “Committee” shall be deemed to be references to such Committee.

(ii) Administration With Respect to Consultants and Other Employees.  With respect to grants of Awards to Employees or Consultants who are neither Directors nor Officers of the Company, the Plan shall be administered by (A) the Board or (B) a Committee designated by the Board, which Committee shall be constituted in such a manner as to satisfy the Applicable Laws.  Once appointed, such Committee shall continue to serve in its designated capacity until otherwise directed by the Board.  The Board may authorize one or more Officers to grant such Awards and may limit such authority as the Board determines from time to time.

(iii) Administration With Respect to Covered Employees.  Notwithstanding the foregoing, it is intended that grants of Awards to any Covered Employee intended to qualify as Performance-Based Compensation shall be made only by a Committee (or subcommittee of a Committee) which is comprised solely of two or more Directors eligible to serve on a committee making Awards qualifying as Performance-Based Compensation.  In the case of such Awards granted to Covered Employees, references to the “Administrator” or to a “Committee” shall be deemed to be references to such Committee or subcommittee.

(iv) Administration Errors.  In the event an Award is granted in a manner inconsistent with the provisions of this subsection (a), such Award shall be presumptively valid as of its grant date to the extent permitted by the Applicable Laws.

(b) Powers of the Administrator.  Subject to Applicable Laws and the provisions of the Plan (including any other powers given to the Administrator hereunder), and except as otherwise provided by the Board, the Administrator shall have the authority, in its discretion:

(i) to select the Employees, Directors and Consultants to whom Awards may be granted from time to time hereunder;
(ii) to determine whether and to what extent Awards are granted hereunder;
(iii) to determine the number of Shares or the amount of cash or other consideration to be covered by each Award granted hereunder;
(iv) to approve forms of Award Agreements for use under the Plan;
(v) to determine the terms and conditions of any Award granted hereunder;

(vi) to amend the terms of any outstanding Award granted under the Plan, provided that any amendment that would adversely affect the Grantee’s rights under an outstanding Award shall not be made without the Grantee’s written consent, provided, however, that an amendment or modification that may cause an Incentive Stock Option to become a Non-Qualified Stock Option shall not be treated as adversely affecting the rights of the Grantee, and provided that the Administrator may only amend an Award to accelerate the vesting thereof in connection with a termination of the Grantee’s Continuous Service due to death or Disability, or in connection with a Change in Control or Corporate Transaction.

(vii) to prescribe, amend and rescind rules and regulations relating to the Plan and to define terms not otherwise defined herein;

(viii) to construe and interpret the terms of the Plan and Awards, including without limitation, any notice of award or Award Agreement, granted pursuant to the Plan;
(ix) to approve corrections in the documentation or administration of any Award;

(x) to grant Awards to Employees, Directors and Consultants employed outside the United States or to otherwise adopt or administer such procedures or subplans that the Administrator deems appropriate or necessary on such terms and conditions different from those specified in the Plan as may, in the judgment of the Administrator, be necessary or desirable to further the purpose of the Plan; and

(xi) to take such other action, not inconsistent with the terms of the Plan, as the Administrator deems appropriate.

The express grant in the Plan of any specific power to the Administrator shall not be construed as limiting any power or authority of the Administrator; provided that the Administrator may not exercise any right or power reserved to the Board.  Any decision made, or action taken, by the Administrator or in connection with the administration of this Plan shall be final, conclusive and binding on all persons having an interest in the Plan.

(c) Indemnification. In addition to such other rights of indemnification as they may have as members of the Board or as Officers or Employees of the Company or a Related Entity, members of the Board and any Officers or Employees of the Company or a Related Entity to whom authority to act for the Board, the Administrator or the Company is delegated shall be defended and indemnified by the Company to the extent permitted by law on an after-tax basis against all reasonable expenses, including attorneys’ fees, actually and necessarily incurred in connection with the defense of any claim, investigation, action, suit or proceeding, or in connection with any appeal therein, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan, or any Award granted hereunder, and against all amounts paid by them in settlement thereof (provided such settlement is approved by the Company) or paid by them in satisfaction of a judgment in any such claim, investigation, action, suit or proceeding, except in relation to matters as to which it shall be adjudged in such claim, investigation, action, suit or proceeding that such person is liable for gross negligence, bad faith or intentional misconduct; provided, however, that within thirty (30) days after the institution of such claim, investigation, action, suit or proceeding, such person shall offer to the Company, in writing, the opportunity at the Company’s expense to defend the same.

5. Eligibility.  Awards other than Incentive Stock Options may be granted to Employees, Directors and Consultants.  Incentive Stock Options may be granted only to Employees of the Company or a Parent or a Subsidiary of the Company.  An Employee, Director or Consultant who has been granted an Award may, if otherwise eligible, be granted additional Awards.  Awards may be granted to such Employees, Directors or Consultants who are residing in non-U.S. jurisdictions as the Administrator may determine from time to time.

6. Terms and Conditions of Awards.

(a) Types of Awards. The Administrator is authorized under the Plan to award any type of arrangement to an Employee, Director or Consultant that is not inconsistent with the provisions of the Plan and that by its terms involves or might involve the issuance of (i) Shares, (ii) cash or (iii) an Option, a SAR, or similar right with a fixed or variable price related to the Fair Market Value of the Shares and with an exercise or conversion privilege related to the passage of time, the occurrence of one or more events, or the satisfaction of performance criteria or other conditions.  Such awards include, without limitation, Options, SARs, sales or bonuses of Restricted Stock, Restricted Stock Units, Cash-Based Awards, or Dividend Equivalent Rights, and an Award may consist of one such security or benefit, or two (2) or more of them in any combination or alternative.

(b) Designation of Award.  Each Award shall be designated in the Award Agreement.  In the case of an Option, the Option shall be designated as either an Incentive Stock Option or a Non-Qualified Stock Option.  However, notwithstanding such designation, an Option will qualify as an Incentive Stock Option under the Code only to the extent the $100,000 limitation of Section 422(d) of the Code is not exceeded.  The $100,000 limitation of Section 422(d) of the Code is calculated based on the aggregate Fair Market Value of the Shares subject to Options designated as Incentive Stock Options which become exercisable for the first time by a Grantee during any calendar year (under all plans of the Company or any Parent or Subsidiary of the Company).  For purposes of this calculation, Incentive Stock Options shall be taken into account in the order in which they were granted, and the Fair Market Value of the Shares shall be determined as of the grant date of the relevant Option.  In the event that the Code or the regulations promulgated thereunder are amended after the date the Plan becomes effective to provide for a different limit on the Fair Market Value of Shares permitted to be subject to Incentive Stock Options, then such different limit will be automatically incorporated herein and will apply to any Options granted after the effective date of such amendment.

(c) Conditions of Award.  Subject to the terms of the Plan, the Administrator shall determine the provisions, terms, and conditions of each Award including, but not limited to, the Award vesting schedule, repurchase provisions, rights of first refusal, forfeiture provisions, form of payment (cash, Shares, or other consideration) upon settlement of the Award, payment contingencies, and satisfaction of any performance criteria.  The performance criteria established by the Administrator for any Awards intended to be Performance-Based Compensation shall be one of, or combination of, the following: net earnings or net income (before or after taxes); earnings per share; revenues or sales (including net sales or revenue growth); net operating profit; regulatory filings; product approvals; return measures (including return on assets, net assets, capital, invested capital, equity, sales, or revenue); cash flow (including operating cash flow, free cash flow, cash flow return on equity, and cash flow return on investment); earnings before or after taxes, interest, depreciation, and/or amortization; gross or operating margins; productivity ratios; share price (including growth measures and total stockholder return); expense targets; margins; operating efficiency; market share; working capital targets and change in working capital; economic value added or EVA® (net operating profit after tax minus the sum of capital multiplied by the cost of capital);  or net operating income. The performance criteria established by the Administrator for any Awards not intended to be Performance-Based Compensation may be based on any one of, or combination of, the foregoing or any other performance criteria established by the Administrator.  The performance criteria may be applicable to the Company, Related Entities and/or any individual business units of the Company or any Related Entity and may be measured over any specified period, including but not limited to quarterly, semi-annually, annually or cumulatively over a period of years, on an absolute basis or relative to a pre-established target, to previous years’ results or to a designated comparison group, in each case as specified by the Administrator.  Partial achievement of the specified criteria may result in a payment or vesting corresponding to the degree of achievement as specified in the Award Agreement.  In addition, to the extent applicable to Awards intended to qualify as Performance-Based Compensation, the performance criteria shall be calculated in accordance with generally accepted accounting principles, but excluding the effect (whether positive or negative) of any change in accounting standards and any item that is either unusual or infrequent in nature, as determined in accordance with Accounting Standards Codification Topic 225-20 “Extraordinary and Unusual Items”, as determined by the Administrator, occurring after the establishment of the performance criteria applicable to the Award intended to be Performance-Based Compensation.  Each such adjustment, if any, shall be made solely for the purpose of providing a consistent basis from period to period for the calculation of performance criteria in order to prevent the dilution or enlargement of the Grantee’s rights with respect to an Award intended to be Performance-Based Compensation.

(d) Acquisitions and Other Transactions.  The Administrator may issue Awards under the Plan in settlement, assumption or substitution for, outstanding awards or obligations to grant future awards in connection with the Company or a Related Entity acquiring another entity, an interest in another entity or an additional interest in a Related Entity whether by merger, stock purchase, asset purchase or other form of transaction.

(e) Deferral of Award Payment.  The Administrator may establish one or more programs under the Plan to permit selected Grantees the opportunity to elect to defer receipt of consideration upon exercise of an Award, satisfaction of performance criteria, or other event that absent the election would entitle the Grantee to payment or receipt of Shares or other consideration under an Award.  The Administrator may establish the election procedures, the timing of such elections, the mechanisms for payments of, and accrual of interest or other earnings, if any, on amounts, Shares or other consideration so deferred, and such other terms, conditions, rules and procedures that the Administrator deems advisable for the administration of any such deferral program.

(f) Separate Programs.  The Administrator may establish one or more separate programs under the Plan for the purpose of issuing particular forms of Awards to one or more classes of Grantees on such terms and conditions as determined by the Administrator from time to time.

(g) Individual Limitations on Awards.

(i) Individual Limit for Options and SARs.  The maximum number of Shares with respect to which Options and SARs may be granted to any Grantee in any calendar year shall be 3,500,000 Shares.  In connection with a Grantee’s commencement of Continuous Service, a Grantee may be granted Options and SARs for up to an additional 3,500,000 Shares which shall not count against the limit set forth in the previous sentence.  The foregoing limitations shall be adjusted proportionately in connection with any change in the Company’s capitalization pursuant to Section 10, below.  To the extent required by Section 162(m) of the Code or the regulations thereunder, in applying the foregoing limitations with respect to a Grantee, if any Option or SAR is canceled, the canceled Option or SAR shall continue to count against the maximum number of Shares with respect to which Options and SARs may be granted to the Grantee.  For this purpose, the repricing of an Option (or in the case of a SAR, the base amount on which the stock appreciation is calculated is reduced to reflect a reduction in the Fair Market Value of the Common Stock) shall be treated as the cancellation of the existing Option or SAR and the grant of a new Option or SAR.

(ii) Individual Limit for Restricted Stock and Restricted Stock Units.  For awards of Restricted Stock and Restricted Stock Units that are intended to be Performance-Based Compensation, the maximum number of Shares with respect to which such Awards may be granted to any Grantee in any calendar year shall be 3,500,000 Shares.  The foregoing limitation shall be adjusted proportionately in connection with any change in the Company’s capitalization pursuant to Section 10, below.

(iii)    Individual Limit for Cash-Based Awards.  For Cash-Based Awards that are intended to be Performance-Based Compensation, with respect to each twelve (12) month period that constitutes or is part of each Performance Period, the maximum amount that may be paid to a Grantee pursuant to such Awards shall be $5,000,000.  In addition, the foregoing limitation shall be prorated for any Performance Period consisting of fewer than twelve (12) months by multiplying such limitation by a fraction, the numerator of which is the number of months in the Performance Period and the denominator of which is twelve (12)

(iv) Individual Limit for Awards to Members of the Board. The maximum number of Shares with respect to which Awards may be granted to any member of the Board (in consideration for such member’s services as a member of the Board) in any calendar year shall be 500,000 Shares. Without limiting the foregoing, the aggregate value of all compensation paid or provided to any such member, in consideration for such member’s services as a member of the Board, in respect of a calendar year shall not exceed $5,000,000 (for purposes of determining such aggregate value, compensation in the form of Awards shall be valued at the aggregate grant date fair value (as determined for financial reporting purposes)).

(h) Deferral. If the vesting or receipt of Shares or cash under an Award is deferred to a later date, any amount (whether denominated in Shares or cash) paid in addition to the original number of Shares or amount of cash subject to such Award will not be treated as an increase in the number of Shares or amount of cash subject to the Award if the additional amount is based either on a reasonable rate of interest or on one or more predetermined actual investments such that the amount payable by the Company at the later date will be based on the actual rate of return of a specific investment (including any decrease as well as any increase in the value of an investment).

(i) Early Exercise.  The Award Agreement may, but need not, include a provision whereby the Grantee may elect at any time while an Employee, Director or Consultant to exercise any part or all of the Award prior to full vesting of the Award.  Any unvested Shares received pursuant to such exercise may be subject to a repurchase right in favor of the Company or a Related Entity or to any other restriction the Administrator determines to be appropriate.

(j) Term of Award.  The term of each Award shall be the term stated in the Award Agreement, provided, however, that the term of an Incentive Stock Option shall be no more than ten (10) years from the date of grant thereof.  However, in the case of an Incentive Stock Option granted to a Grantee who, at the time the Option is granted, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary of the Company, the term of the Incentive Stock Option shall be five (5) years from the date of grant thereof or such shorter term as may be provided in the Award Agreement.  Notwithstanding the foregoing, the specified term of any Award shall not include any period for which the Grantee has elected to defer the receipt of the Shares or cash issuable pursuant to the Award.

(k) Transferability of Awards. Incentive Stock Options may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the Grantee, only by the Grantee.  Other Awards shall be transferable (i) by will and by the laws of descent and distribution and (ii) during the lifetime of the Grantee, to the extent and in the manner authorized by the Administrator but only to the extent such transfers are made to family members, to family trusts, to family controlled entities, to charitable organizations, and pursuant to domestic relations orders or agreements, in all cases without payment for such transfers to the Grantee.  Notwithstanding the foregoing, the Grantee may designate one or more beneficiaries of the Grantee’s Award in the event of the Grantee’s death on a beneficiary designation form provided by the Administrator.

(l) Time of Granting Awards.  The date of grant of an Award shall for all purposes be the date on which the Administrator makes the determination to grant such Award, or such other later date as is determined by the Administrator.

7. Award Exercise or Purchase Price, Consideration and Taxes.
(a) Exercise or Purchase Price. The exercise or purchase price, if any, for an Award shall be as follows:
(i) In the case of an Incentive Stock Option:

(A) granted to an Employee who, at the time of the grant of such Incentive Stock Option owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary of the Company, the per Share exercise price shall be not less than one hundred ten percent (110%) of the Fair Market Value per Share on the date of grant; or

(B) granted to any Employee other than an Employee described in the preceding paragraph, the per Share exercise price shall be not less than one hundred percent (100%) of the Fair Market Value per Share on the date of grant.

(ii) In the case of a Non-Qualified Stock Option, the per Share exercise price shall be not less than one hundred percent (100%) of the Fair Market Value per Share on the date of grant.

(iii) In the case of Awards intended to qualify as Performance-Based Compensation, the exercise or purchase price, if any, shall be not less than one hundred percent (100%) of the Fair Market Value per Share on the date of grant.

(iv) In the case of SARs, the base appreciation amount shall not be less than one hundred percent (100%) of the Fair Market Value per Share on the date of grant.
(v) In the case of other Awards, such price as is determined by the Administrator.

(vi) Notwithstanding the foregoing provisions of this Section 7(a), in the case of an Award issued pursuant to Section 6(d), above, the exercise or purchase price for the Award shall be determined in accordance with the provisions of the relevant instrument evidencing the agreement to issue such Award.

(b) Consideration.  Subject to Applicable Laws, the consideration to be paid for the Shares to be issued upon exercise or purchase of an Award including the method of payment, shall be determined by the Administrator.  In addition to any other types of consideration the Administrator may determine, the Administrator is authorized to accept as consideration for Shares issued under the Plan the following, provided that the portion of the consideration equal to the par value of the Shares must be paid in cash or other legal consideration permitted by the Delaware General Corporation Law:

(i) cash;
(ii) check;

(iii) surrender of Shares or delivery of a properly executed form of attestation of ownership of Shares as the Administrator may require which have a Fair Market Value on the date of surrender or attestation equal to the aggregate exercise price of the Shares as to which said Award shall be exercised;

(iv) with respect to Options, if the exercise occurs when the Common Stock is listed on one or more established stock exchanges or national market systems, including without limitation the NASDAQ Global Select Market, payment through a broker-dealer sale and remittance procedure pursuant to which the Grantee (A) shall provide written instructions to a Company designated brokerage firm to effect the immediate sale of some or all of the purchased Shares and remit to the Company sufficient funds to cover the aggregate exercise price payable for the purchased Shares and (B) shall provide written directives to the Company to deliver the certificates for the purchased Shares directly to such brokerage firm in order to complete the sale transaction;

(v) with respect to Options, payment through a “net exercise” such that, without the payment of any funds, the Grantee may exercise the Option and receive the net number of Shares equal to (i) the number of Shares as to which the Option is being exercised, multiplied by (ii) a fraction, the numerator of which is the Fair Market Value per Share (on such date as is determined by the Administrator) less the exercise price per Share, and the denominator of which is such Fair Market Value per Share (the number of net Shares to be received shall be rounded down to the nearest whole number of Shares); or

(vi) any combination of the foregoing methods of payment.

The Administrator may at any time or from time to time, by adoption of or by amendment to the standard forms of Award Agreement described in Section 4(b)(iv), or by other means, grant Awards which do not permit all of the foregoing forms of consideration to be used in payment for the Shares or which otherwise restrict one or more forms of consideration.

(c) Taxes.  No Shares or cash shall be delivered under the Plan to any Grantee or other person until such Grantee or other person has made arrangements acceptable to the Administrator for the satisfaction of any non-U.S., federal, state, or local income and employment tax withholding obligations, including, without limitation, obligations incident to the receipt of Shares or cash.  Upon exercise or vesting of an Award the Company shall withhold or collect from the Grantee an amount sufficient to satisfy such tax obligations, including, but not limited to, by surrender of the whole number of Shares covered by the Award, if applicable, sufficient to satisfy the applicable tax withholding obligations incident to the exercise or vesting of an Award (limited to avoid, as determined by the Administrator, financial accounting charges under applicable accounting guidance and reduced to the lowest whole number of Shares if such number of Shares withheld would result in withholding a fractional Share with any remaining tax withholding settled in cash).

8. Exercise of Award.
(a) Procedure for Exercise; Rights as a Stockholder.
(i) Any Award granted hereunder shall be exercisable at such times and under such conditions as determined by the Administrator under the terms of the Plan and specified in the Award Agreement.

(ii) An Award shall be deemed to be exercised when written notice of such exercise has been given to the Company in accordance with the terms of the Award by the person entitled to exercise the Award and full payment for the Shares with respect to which the Award is exercised has been made, including, to the extent selected, use of the broker-dealer sale and remittance procedure to pay the purchase price as provided in Section 7(b)(iv).

(b) Exercise of Award Following Termination of Continuous Service.

(i) An Award may not be exercised after the termination date of such Award set forth in the Award Agreement and may be exercised following the termination of a Grantee’s Continuous Service only to the extent provided in the Award Agreement.

(ii) Where the Award Agreement permits a Grantee to exercise an Award following the termination of the Grantee’s Continuous Service for a specified period, the Award shall terminate to the extent not exercised on the last day of the specified period or the last day of the original term of the Award, whichever occurs first.

(iii) Any Award designated as an Incentive Stock Option to the extent not exercised within the time permitted by law for the exercise of Incentive Stock Options following the termination of a Grantee’s Continuous Service shall convert automatically to a Non-Qualified Stock Option and thereafter shall be exercisable as such to the extent exercisable by its terms for the period specified in the Award Agreement.

9. Conditions Upon Issuance of Shares.

(a) If at any time the Administrator determines that the delivery of Shares pursuant to the exercise, vesting or any other provision of an Award is or may be unlawful under Applicable Laws, the vesting or right to exercise an Award or to otherwise receive Shares pursuant to the terms of an Award shall be suspended until the Administrator determines that such delivery is lawful and shall be further subject to the approval of counsel for the Company with respect to such compliance.  The Company shall have no obligation to effect any registration or qualification of the Shares under federal or state laws.

(b) As a condition to the exercise of an Award, the Company may require the person exercising such Award to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required by any Applicable Laws.

10. Adjustments Upon Changes in Capitalization.  Subject to any required action by the stockholders of the Company and Section 11 hereof, the number of Shares covered by each outstanding Award, and the number of Shares which have been authorized for issuance under the Plan but as to which no Awards have yet been granted or which have been returned to the Plan, the exercise or purchase price of each such outstanding Award, the numerical limits set forth in Section 6(g), as well as any other terms that the Administrator determines require adjustment shall be proportionately adjusted for (i) any increase or decrease in the number of issued Shares resulting from a stock split, reverse stock split, stock dividend, non-dividend distribution, recapitalization, combination or reclassification of the Shares, or similar transaction affecting the Shares, (ii) any other increase or decrease in the number of issued Shares effected without receipt of consideration by the Company, or (iii)  any other transaction with respect to Common Stock including a corporate merger, consolidation, acquisition of property or stock, separation (including a spin-off or other distribution of stock or property), reorganization, liquidation (whether partial or complete) or any similar transaction; provided, however that conversion of any convertible securities of the Company shall not be deemed to have been “effected without receipt of consideration.”  In the event of any distribution of cash or other assets to stockholders other than a normal cash dividend, the Administrator shall also make such adjustments as provided in this Section 10 or substitute, exchange or grant Awards to effect such adjustments (collectively “adjustments”).  Any such adjustments to outstanding Awards will be effected in a manner that precludes the enlargement of rights and benefits under such Awards.  In connection with the foregoing adjustments, the Administrator may, in its discretion, prohibit the exercise of Awards or other issuance of Shares, cash or other consideration pursuant to Awards during certain periods of time. Except as the Administrator determines, no issuance by the Company of shares of any class, or securities convertible into shares of any class, shall affect, and no adjustment by reason hereof shall be made with respect to, the number or price of Shares subject to an Award.

11. Corporate Transactions and Changes in Control.

(a) Termination of Award to Extent Not Assumed in Corporate Transaction.  Effective upon the consummation of a Corporate Transaction, all outstanding Awards under the Plan shall terminate.  However, all such Awards shall not terminate to the extent they are Assumed in connection with the Corporate Transaction.

(b) Acceleration of Award Upon Corporate Transaction or Change in Control.
(i) Corporate Transaction. In the event of a Corporate Transaction:

(A) for the portion of each Award that is Assumed or Replaced, then such Award (if Assumed), the replacement Award (if Replaced), or the cash incentive program (if Replaced) automatically shall become fully vested, exercisable and payable and be released from any repurchase or forfeiture rights (other than repurchase rights exercisable at Fair Market Value) for all of the Shares (or other consideration) at the time represented by such Assumed or Replaced portion of the Award, immediately upon termination of the Grantee’s Continuous Service if such Continuous Service is terminated by the successor company or the Company or a Related Entity without Cause or voluntarily by the Grantee with Good Reason at any time after the Corporate Transaction; and

(B) for the portion of each Award that is neither Assumed nor Replaced, such portion of the Award shall automatically become fully vested and exercisable and be released from any repurchase or forfeiture rights (other than repurchase rights exercisable at Fair Market Value) for all of the Shares (or other consideration) at the time represented by such portion of the Award, immediately prior to the specified effective date of such Corporate Transaction, provided that the Grantee’s Continuous Service has not terminated prior to such date.

(ii) Change in Control.  In the event of a Change in Control, each Award shall automatically become fully vested and exercisable and be released from any repurchase or forfeiture rights (other than repurchase rights exercisable at Fair Market Value) for all of the Shares (or other consideration) at the time represented by such portion of the Award, immediately prior to the specified effective date of such Change in Control, provided that the Grantee’s Continuous Service has not terminated prior to such date.

(c) Effect of Acceleration on Incentive Stock Options.  Any Incentive Stock Option accelerated under this Section 11 in connection with a Corporate Transaction or Change in Control shall remain exercisable as an Incentive Stock Option under the Code only to the extent the $100,000 dollar limitation of Section 422(d) of the Code is not exceeded.

12. Effective Date and Term of Plan.  The Plan shall become effective upon the earlier to occur of its adoption by the Board or its approval by the stockholders of the Company.  It shall continue in effect for a term of ten (10) years unless sooner terminated. Subject to Section 17, below, and Applicable Laws, Awards may be granted under the Plan upon its becoming effective.

13. Amendment, Suspension or Termination of the Plan.

(a) The Board may at any time amend, suspend or terminate the Plan; provided, however, that no such amendment shall be made without the approval of the Company’s stockholders to the extent such approval is required by Applicable Laws.

(b) No Award may be granted during any suspension of the Plan or after termination of the Plan.
(c) No suspension or termination of the Plan (including termination of the Plan under Section 11, above) shall adversely affect any rights under Awards already granted to a Grantee.
14. Reservation of Shares.
(a) The Company, during the term of the Plan, will at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan.

(b) The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

15. No Effect on Terms of Employment/Consulting Relationship.  The Plan shall not confer upon any Grantee any right with respect to the Grantee’s Continuous Service, nor shall it interfere in any way with his or her right or the right of the Company or any Related Entity to terminate the Grantee’s Continuous Service at any time, with or without cause, including, but not limited to, Cause, and with or without notice.  The ability of the Company or any Related Entity to terminate the employment of a Grantee who is employed at will is in no way affected by its determination that the Grantee’s Continuous Service has been terminated for Cause for the purposes of this Plan.

16. No Effect on Retirement and Other Benefit Plans.  Except as specifically provided in a retirement or other benefit plan of the Company or a Related Entity, Awards shall not be deemed compensation for purposes of computing benefits or contributions under any retirement plan of the Company or a Related Entity, and shall not affect any benefits under any other benefit plan of any kind or any benefit plan subsequently instituted under which the availability or amount of benefits is related to level of compensation.  The Plan is not a “Pension Plan” or “Welfare Plan” under the Employee Retirement Income Security Act of 1974, as amended.

17. Stockholder Approval.  Continuance of the Plan shall be subject to approval by the stockholders of the Company within twelve (12) months before or after the date the Plan is adopted.  Such stockholder approval shall be obtained in the degree and manner required under Applicable Laws.  Any Award exercised or settled before stockholder approval is obtained shall be rescinded if stockholder approval is not obtained within the time prescribed, and Shares issued on the exercise or settlement of any such Award shall not be counted in determining whether stockholder approval is obtained.

18. Unfunded Obligation.  Grantees shall have the status of general unsecured creditors of the Company.  Any amounts payable to Grantees pursuant to the Plan shall be unfunded and unsecured obligations for all purposes, including, without limitation, Title I of the Employee Retirement Income Security Act of 1974, as amended.  Neither the Company nor any Related Entity shall be required to segregate any monies from its general funds, or to create any trusts, or establish any special accounts with respect to such obligations.  The Company shall retain at all times beneficial ownership of any investments, including trust investments, which the Company may make to fulfill its payment obligations hereunder.  Any investments or the creation or maintenance of any trust or any Grantee account shall not create or constitute a trust or fiduciary relationship between the Administrator, the Company or any Related Entity and a Grantee, or otherwise create any vested or beneficial interest in any Grantee or the Grantee’s creditors in any assets of the Company or a Related Entity. The Grantees shall have no claim against the Company or any Related Entity for any changes in the value of any assets that may be invested or reinvested by the Company with respect to the Plan.

19. Construction.  Captions and titles contained herein are for convenience only and shall not affect the meaning or interpretation of any provision of the Plan.  Except when otherwise indicated by the context, the singular shall include the plural and the plural shall include the singular.  Use of the term “or” is not intended to be exclusive, unless the context clearly requires otherwise.

20. Nonexclusivity of the Plan.  Neither the adoption of the Plan by the Board, the submission of the Plan to the stockholders of the Company for approval, nor any provision of the Plan will be construed as creating any limitations on the power of the Board to adopt such additional compensation arrangements as it may deem desirable, including, without limitation, the granting of Awards otherwise than under the Plan, and such arrangements may be either generally applicable or applicable only in specific cases.

PAIN THERAPEUTICS, INC.

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Available 24 hours a day, 7 days a week!

Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted by the Internet or telephone must be received by 1:00 AM, PDT, on May 4, 2017.

Vote by Internet

• Go to www.investorvote.com/PTIE

• Or scan the QR code with

your smartphone

• Follow the steps outlined on the
secure website

Vote by telephone

• Call toll free 1-800-652-VOTE (8683) within the USA, US

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.

X

territories & Canada on a touch tone telephone

• Follow the instructions provided by the recorded message

Annual Meeting Proxy Card

IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

A  Proposals — DIRECTORS RECOMMEND VOTE “FOR” ITEMS 1-5.

1. Elect two (2) Class II Directors to serve for three-year terms and until their successors are duly elected and qualified:

For  WithholdFor  Withhold

1a)  Robert Z. Gussin, Ph.D.1b)  Saira Ramasastry

For   Against  AbstainFor   Against  Abstain

2. To approve of the amendment to our restated certificate of3. To approve the adoption of the 2017 Omnibus Incentive incorporation to effect, at the discretion of our Board ofPlan and the reservation of a total of 7,000,000 shares of

Directors, up to a ten-to-one reverse stock split of thethe Company’s common stock for issuance thereunder;

outstanding shares of our common stock;

4. Ratify the selection of Ernst & Young LLP as the5. Approve, by non-binding advisory vote, the 2016 executive independent registered public accounting firm for thecompensation for the Company’s executive officers

Company for the fiscal year ending December 31, 2017

6. To transact such other business as may properly be brought before the meeting and any adjournment(s) thereof.

B  Non-Voting Items

Change of Address — Please print new address below.Comments — Please print your comments below.

C Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

Date (mm/dd/yyyy) — Please print date below.Signature 1 — Please keep signature within the box.Signature 2 — Please keep signature within the box.

1UPX

02JH3G

PAIN THERAPEUTICS, INC.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE

2017 ANNUAL MEETING OF STOCKHOLDERS TO BE HELD MAY 4, 2017

YOUR VOTE IS IMPORTANT

This Proxy Statement is furnished in connection with the solicitation of proxies by the Company, on behalf of the Board of Directors, for the 2017 Annual Meeting of Stockholders. The Proxy Statement and the related Proxy Form are being distributed on or about March 23, 2017.

You can vote your shares using one of the following methods:

•Complete and return a written Proxy Card,

•By internet or telephone, or

•Attend the Company’s 2017 Annual Meeting of Stockholders and vote.

All stockholders are cordially invited to attend the Meeting. However, to ensure your representation at the Meeting, you are urged to mark, sign, date and return the attached Proxy Card as promptly as possible in the postage pre-paid envelope enclosed for that purpose. Any Stockholder attending the

Meeting may vote in person even if he or she has returned a Proxy Card.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS
FOR THE STOCKHOLDER MEETING TO BE HELD ON MAY 4, 2017

The Company’s Proxy Statement, form of proxy card and Annual Report on Form 10-K are available at:

http://investor.paintrials.com/annual-proxy.cfm

IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

Proxy — PAIN THERAPEUTICS, INC.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
PAIN THERAPEUTICS, INC.

The undersigned hereby appoints Remi Barbier with power to act as proxy and attorney-in-fact and hereby authorizes him to represent and vote, as provided on the other side, all the shares of Pain Therapeutics, Inc. Common Stock which the undersigned is entitled to vote, and, in their discretion, to vote upon such other business as may properly come before the Annual Meeting of Stockholders of the Company to be held May 4, 2017 at the Company offices at 7801 N. Capital of Texas Highway, Suite 260, Austin, Texas, 78731, or at any adjournment or postponement thereof, with all powers which the undersigned would possess if present at the Meeting.

(Continued and to be marked, dated and signed, on the other side)

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED

THIS PROXY WILL BE VOTED AS DIRECTED, OR IF NO DIRECTION IS INDICATED, WILL BE VOTED WITH THE RECOMMENDATIONS OF THE BOARD OF DIRECTORS.

THIS PROXY STATEMENT IS FURNISHED IN CONNECTION WITH THE SOLICITATION OF PROXIES BY THE COMPANY, ON BEHALF OF THE
BOARD OF DIRECTORS, FOR THE 2017 ANNUAL MEETING OF STOCKHOLDERS. THE PROXY STATEMENT AND THE RELATED PROXY FORM
ARE BEING DISTRIBUTED ON OR ABOUT MARCH 23, 2017.  YOU CAN VOTE YOUR SHARES USING ONE OF THE FOLLOWING METHODS:

•COMPLETE AND RETURN A WRITTEN PROXY CARD

•BY INTERNET OR TELEPHONE

•ATTEND THE COMPANY’S 2017 ANNUAL MEETING OF STOCKHOLDERS AND VOTE

ALL STOCKHOLDERS ARE CORDIALLY INVITED TO ATTEND THE MEETING.  HOWEVER, TO ENSURE YOUR REPRESENTATION AT THE
MEETING, YOU ARE URGED TO MARK, SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD AS PROMPTLY AS POSSIBLE IN THE
POSTAGE-PREPAID ENVELOPE ENCLOSED FOR THAT PURPOSE OR VOTE YOUR SHARES BY INTERNET OR TELEPHONE.  ANY

STOCKHOLDER ATTENDING THE MEETING MAY VOTE IN PERSON EVEN IF HE OR SHE HAS RETURNED A PROXY CARD OR VOTED BY
INTERNET OR TELEPHONE.